EXHIBIT 10.45

Instrument Prepared By, And

When Recorded Return To:

John R. Parks, Esq.

Bryan Cave LLP

One Atlantic Center

Fourteenth Floor

1201 West Peachtree, N.W.

Atlanta, Georgia 30309-3488

MORTGAGE, SECURITY AGREEMENT, FINANCING

STATEMENT AND FIXTURE FILING

(SECOND PRIORITY)

THIS MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING (SECOND PRIORITY) (“Mortgage”) is made as of January 27, 2011, by IIT TAMPA – 4410 EAGLE FALLS PLACE LLC, a Delaware limited liability company (“Mortgagor”), with the mailing address of c/o Industrial Income Trust Inc., 518 17th Street, Suite 1700, Denver, Colorado 80202, for the benefit of ING USA ANNUITY AND LIFE INSURANCE COMPANY, an Iowa corporation (“Mortgagee”) with the mailing address of c/o ING Investment Management LLC, 5780 Powers Ferry Road, NW, Suite 300, Atlanta, Georgia 30327-4349.

W I T N E S S E T H:

WHEREAS, Mortgagor has executed and delivered to Mortgagee a Promissory Note of dated on or about this same date in the principal amount of SIX MILLION ONE HUNDRED SIXTY THOUSAND AND NO/100 DOLLARS ($6,160,000.00) (which Promissory Note, together with all notes issued and accepted in substitution or exchange therefor, and as any of the foregoing may from time to time be modified, extended, renewed, consolidated, restated or replaced, is hereinafter sometimes referred to as the “Mortgagor Note”), which Mortgagor Note provides, among other things, for final payment of principal and interest under the Mortgagor Note, if not sooner paid or payable as provided therein, to be due on or before November 1, 2040, the Mortgagor Note by this reference thereto being incorporated herein; and

WHEREAS, the Mortgagor Note evidences the loan (the “Loan”) made by Mortgagee to Mortgagor pursuant to a Loan Agreement dated on or about this same date (which Loan Agreement, as may from time to time be modified, extended, renewed, consolidated, restated or replaced, is hereinafter sometimes collectively referred to as the “Loan Agreement”); and

WHEREAS, Mortgagee has made other loans (collectively the “Affiliate Loans”) to those entities listed in the column entitled “Affiliate / Maker” on Exhibit “B” attached hereto and made a part hereof (collectively, the “Affiliate Entities”) each Affiliate Loan being evidenced by a promissory note (as the same may be extended, renewed, refinanced, refunded, amended, modified or supplemented from time to time, the “Affiliate Notes”); and

WHEREAS, Mortgagor is under common ownership and control with Affiliate Entities, and is familiar with the financial condition of Affiliate Entities and the transactions contemplated by the Affiliate Notes (as hereinafter defined), the loan agreements, the security instruments and the loan documents executed by the Affiliate Entities in connection with the Affiliate Loans, and has received a material benefit from Mortgagee’s making the Affiliate Loans; and

WHEREAS, Mortgagor acknowledges receipt of copies of the Affiliate Notes, the security instruments, the assignment of rents and leases, and the other loan documents relating to the Affiliate Loans; and

WHEREAS, the execution and delivery by Mortgagor of those certain Limited Guarantees of even date herewith with respect to the Affiliate Loans (which Limited Guarantees, together with all guarantees issued and accepted in substitution or exchange therefor, and as any of the foregoing may from time to time be modified, extended, renewed, consolidated, restated or replaced, are hereinafter sometimes collectively referred to as the “Guaranty”) is a condition to Mortgagee’s obligation to make the Loan; and

WHEREAS, the Guaranty provides, among other things, that subject to certain non-recourse limitations Mortgagor has unconditionally and irrevocably guarantied to Mortgagee the due, punctual and full payment and performance of, and covenants to Mortgagee to duly, punctually and fully pay and perform, and to be fully liable to Mortgagee for the Guaranteed Obligations (as that term is defined in the Guaranty); and

NOW, THEREFORE, Mortgagor, to secure payment and performance of the Guaranteed Obligations and the performance of the covenants and agreements herein contained to be performed by Mortgagor, for good and valuable consideration in hand paid, the receipt and sufficiency whereof are hereby acknowledged, and intending to be legally bound, subject to the limitations set forth in Paragraph 28 hereof, hereby agrees and covenants as follows:

1. Granting Clauses. Mortgagor hereby irrevocably and absolutely does by these presents, GRANT AND CONVEY, MORTGAGE, TRANSFER, ASSIGN, BARGAIN AND SELL to Mortgagee, its successors and assigns, with all powers of sale (if any) and all statutory rights under the laws of the State of Florida, and grants to Mortgagee a second priority security interest in, all of Mortgagor’s present and hereafter acquired estate, right, title and interest in, to and under the following (collectively referred to herein as the “Premises”):

(a) That certain real property situated in Hillsborough County, Florida, and more particularly described in Exhibit “A” attached hereto and incorporated herein by this reference (the “Land”), together with all buildings, structures and improvements now or hereafter erected on the Land, together with all fixtures and items that are to become fixtures thereto (collectively, the “Improvements”);

(b) All and singular the easements, rights-of-way, licenses, permits, rights of use or occupancy, privileges, tenements, appendages, hereditaments and appurtenances and other rights and privileges attached or belonging to the Land or Improvements or in any wise appertaining thereto, whether now or in the future, and all the rents, issues and profits from the Land or Improvements;

(c) The land lying within any street, alley, avenue, roadway or right-of-way open or proposed or hereafter vacated in front of or adjoining the Land; and all right, title and interest, if any, of Mortgagor in and to any strips and gores adjoining the Land;

(d) All machinery, apparatus, equipment, goods, systems, building materials, carpeting, furnishings, fixtures, fittings, appliances, furniture and property of every kind and nature whatsoever, now or hereafter located in or upon or affixed to the Land or Improvements, or any part thereof, or used or usable in connection with any construction on or any present or future operation of the Land or Improvements, now owned or hereafter acquired by Mortgagor, including, but without limitation of the generality of the foregoing: all heating, lighting, refrigerating, ventilating, air-conditioning, air-cooling, electrical, fuel, garbage, sanitary drainage, removal of dust, refuse or garbage, fire extinguishing, plumbing, cleaning, telephone, communications and power equipment, systems and apparatus; and all elevators, switchboards, motors, pumps, screens, awnings, floor coverings, cabinets, partitions, conduits, ducts and compressors; and all cranes and craneways, oil storage, sprinkler/fire protection and water service equipment; and also including any of such property stored on the Land or Improvements or in warehouses and intended to be used in connection with or incorporated into the Land or Improvements or for the pursuit of any other activity in which Mortgagor may be engaged on the Land or Improvements, and including without limitation all tools, musical instruments and systems, cabinets, awnings, window shades, venetian blinds, drapes and drapery rods and brackets, screens, carpeting and other window and floor coverings, decorative fixtures, plants, cleaning apparatus, and cleaning equipment, refrigeration equipment, cables, computers, software, books, supplies, kitchen equipment, appliances, tractors, motor vehicles, lawn mowers, ground sweepers and tools, swimming pools, whirlpools, recreational or play equipment together with all substitutions, accessions, repairs, additions and replacements to any of the foregoing; it being understood and agreed that all such machinery, equipment, apparatus, goods, systems, fixtures, fittings, appliances, furniture, building materials, and property are a part of the Improvements and are declared to be a portion of the security for the Guaranteed Obligations (whether in single units or centrally controlled, and whether physically attached to said real estate or not), excluding, however, personal property owned by tenants of the Land or Improvements;

(e) Any and all awards, payments or insurance proceeds, including interest thereon, and the right to receive the same, which may be paid or payable with respect to the Land or Improvements or other properties described above as a result of: (1) the exercise of the right of eminent domain or action in lieu thereof; or (2) the alteration of the grade of any street; or (3) any fire, casualty, accident, damage or other injury to or decrease in the value of the Land or Improvements or other properties described above, to the extent of all amounts which may be secured by this Mortgage at the date of receipt of any such award or payment by Mortgagor or Mortgagee, and of the reasonable counsel fees, costs and disbursements incurred by Mortgagor or Mortgagee in connection with the collection of such award or payment. Mortgagor agrees to execute and deliver, from time to time, such further instruments as may be requested by Mortgagee to confirm such assignment to Mortgagee of any such award or payment;

(f) Any and all accounts receivable and any right of Mortgagor to payment for goods sold or leased or for services rendered, whether or not yet earned by performance, and whether or not evidenced by an instrument or chattel paper, arising from the operation of the Land or Improvements, now existing or hereafter created, substitutions therefor, proceeds thereof

(whether cash or noncash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any or all of the foregoing and proceeds therefrom;

(g) Any and all authorizations, licenses, permits, contracts, management agreements, franchise agreements, and occupancy and other certificates concerning the ownership, use and operation of the Land or Improvements;

(h) All monies on deposit for the payment of real estate taxes or special assessments against the Land or Improvements or for the payment of premiums on policies of fire and other hazard insurance covering the Collateral (as hereinafter defined) or the Land or Improvements; all proceeds paid for damage done to the Collateral or the Land or Improvements; all proceeds of any award or claim for damages for any of the Collateral or the Premises taken or damaged under the power of eminent domain or by condemnation; and all tenants’ or security deposits held by Mortgagor in respect of the Land or Improvements;

(i) Any and all leases, occupancy agreements, and tenancies affecting the Land and Improvements and any and all names under or by which the Land or the Improvements may at any time be operated or known, and all rights to carry on business under any such names or any variant thereof, and all trademarks, trade names, patents, patents pending and goodwill with respect to the Land or Improvements;

(j) Any and all shares of stock, membership or partnership interest or other evidence of ownership of any part of the Land or Improvements that is owned by Mortgagor in common with others, including all water stock relating to the Land or Improvements, if any, and all documents of membership in any owners’ or members’ association or similar group having responsibility for managing or operating any part of the Land or Improvements and any management agreements;

(k) Any and all plans and specifications prepared for construction of improvements on the Land or Improvements and all studies, data and drawings related thereto; and all contracts and agreements of Mortgagor relating to the aforesaid plans and specifications or to the aforesaid studies, data and drawings, or to the construction of improvements on the Land or Improvements;

(l) Any and all of Mortgagor’s right, title and interest in, to and under any and all reserve, deposit or escrow accounts made pursuant to any loan documents made between Mortgagor and Mortgagee with respect to the Land or Improvements, together with all income, profits, benefits and advantages arising therefrom;

(m) Any and all goods, accounts, general intangibles, chattel paper, instruments, documents, consumer goods, equipment and inventory (as defined in the Florida Uniform Commercial Code (“UCC”)) now owned or hereafter acquired by Mortgagor located on and used in the operation of the Land or Improvements;

(n) All of Mortgagor’s right, title and interest in and to deposit accounts and letter of credit rights(as defined in the UCC) relating to the operation of the Land or Improvements;

(o) Any and all substitutions, accessions, additions and replacements to any of the foregoing; and

(p) Any and all products and proceeds of any of the foregoing, or with respect to the Land or Improvements, including without limitation, insurance proceeds, proceeds of any voluntary or involuntary disposition or diminution in value of any of the foregoing or of the Land or Improvements, and any claim respecting any thereof (pursuant to judgment, condemnation award or otherwise) and all goods, accounts, general intangibles, chattel paper, instruments, documents, consumer goods, equipment and inventory, wherever located, acquired with the proceeds of any of the foregoing or proceeds thereof. For purposes of this Mortgage, the term “proceeds” means whatever is received when any of the foregoing or the proceeds thereof (including, without limitation, cash proceeds) is sold, exchanged or otherwise disposed of (including involuntary dispositions or destruction and claims for damages thereto), including without limitation cash proceeds, insurance proceeds, condemnation proceeds, and any other rights or property arising under or receivable upon any such disposition.

The parties intend the definition of Premises to be broadly construed and in the case of doubt as to whether a particular item is to be included in the definition of Premises, the doubt should be resolved in favor of inclusion.

TO HAVE AND TO HOLD the Premises with all rights, privileges and appurtenances thereunto belonging, and all income, rents, royalties, revenues, issues, profits and proceeds therefrom, unto Mortgagee, its successors and assigns, forever, for the uses and purposes herein expressed.

PROVIDED ALWAYS, that if all of the payments set forth in the Guaranty shall be paid and each and every stipulation, agreement, condition and covenant of the Guaranteed Obligations shall be promptly performed, complied with and abided by, then this Mortgage and the estate hereby created shall cease and be null and void.

THIS MORTGAGE IS GIVEN TO SECURE: Payment and performance of the Guaranteed Obligations; advances made by Mortgagee to protect the Premises or the lien and interest of this Mortgage or to pay taxes, assessments, insurance premiums, and all other amounts that Mortgagor has agreed to pay pursuant to the provisions hereof; and the due, prompt and complete performance of each and every covenant, condition and agreement contained in this Mortgage.

This Mortgage, the Guaranty, and all such other agreements, documents and instruments, are hereinafter sometimes collectively referred to as the “Loan Documents”.

Mortgagor hereby warrants that Mortgagor has good and marketable title to the Premises, is lawfully seized and possessed of the Premises and every part thereof, and has the right to convey same; that Mortgagor will forever warrant and defend the title to the Premises unto Mortgagee against the claims of all persons whomsoever subject to the Permitted Encumbrances (as hereinafter defined); and that the Premises are unencumbered except as set forth on Mortgagee’s title insurance policy dated on or about even date herewith regarding the Premises (the “Permitted Encumbrances”).

Notwithstanding anything contained in this Mortgage to the contrary, in the event of the foreclosure of this Mortgage, the maximum recovery of Mortgagee in the event of the sale of the Premises to a purchaser other than Mortgagee, and the maximum credit to be allowed to Mortgagee in bidding upon the Premises at a foreclosure sale under this Mortgage, shall be $5,448,000.00, plus such amounts as may be awarded in the foreclosure decree for interest, costs, attorneys’ fees, and monies advanced for insurance premiums, taxes and preservation of the Property.

2. Maintenance, Repair and Restoration of Improvements, Payment of Prior Liens, etc. Mortgagor shall: (a) promptly repair, restore or rebuild any Improvements now or hereafter on the Premises which may become damaged or be destroyed, such Improvements to be of at least equal value and substantially the same character as prior to such damage or destruction; provided, however, if such repair, restoration or rebuilding is required as a result of casualty or condemnation, Mortgagor shall only be required to repair, restore or rebuild if Mortgagee makes the insurance or condemnation proceeds (after payment of costs of collection) available for repair, restoration or rebuilding, but Mortgagor’s obligations therefor are not limited to the amount of available proceeds; (b) keep the Premises in good condition and repair, without waste, and free from mechanics’ liens or other liens or claims for lien (except the lien of current general taxes duly levied and assessed but not yet due and payable and liens being contested in accordance with the following paragraph); (c) immediately pay when due or within any applicable grace period any indebtedness which may be secured by a lien or charge on the Premises (no such lien, except for current general taxes duly levied and assessed but not yet payable, to be permitted hereunder), and upon request exhibit satisfactory evidence to Mortgagee of the discharge of such lien; (d) complete within a reasonable time any Improvements now or at any time in process of erection upon the Land; (e) comply with all requirements of law (including, without limitation, pollution control and environmental protection laws and laws relating to the accommodation of persons with disabilities), ordinance or other governmental regulation in effect from time to time affecting the Premises and the use thereof, and covenants, easements and restrictions of record with respect to the Premises and the use thereof; (f) make no material alterations in the Premises; (g) suffer or permit no material change in the general nature of the use of the Premises, without Mortgagee’s written consent; (h) initiate or acquiesce in no material zoning reclassification or variance with respect to the Premises without Mortgagee’s written consent; and (i) pay each item of the Guaranteed Obligations when due.

Notwithstanding anything contained herein to the contrary, Mortgagor shall not be required to pay or discharge any taxes, assessments or other charges of the nature referred to in Paragraphs 2 and 3 herein so long as Mortgagor shall in good faith contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection of the levy, lien or imposition so contested and the sale of the Premises, or any part thereof, to satisfy any obligation arising therefrom, provided that Mortgagor shall give such reasonable security as may be demanded by Mortgagee to insure such payments and prevent any sale or forfeiture of the Premises by reason of such nonpayment, failure of performance or contest by Mortgagor. Any such contest shall be prosecuted with due diligence and Mortgagor shall promptly after final determination thereof pay the amount of any levy, lien or imposition so determined, together with all interest and penalties, which may be payable in connection therewith. Notwithstanding the provisions of this Paragraph, Mortgagor shall (and if Mortgagor shall fail so to do, Mortgagee may but shall not be required to) pay any such levy, lien or imposition notwithstanding such contest if in the reasonable opinion of Mortgagee, the Premises shall be in jeopardy or in danger of being forfeited or foreclosed.

3. Payment of Taxes. Subject to Paragraph 2 herein, Mortgagor shall pay prior to any delinquency or any penalty or interest attaches all general taxes, special taxes, special assessments, water charges, sewer service charges, and all other charges against the Premises of any nature whatsoever when due, and shall, upon written request, furnish to Mortgagee duplicate receipts therefor.

4. Tax Deposits. Unless otherwise waived in writing by Mortgagee, Mortgagor covenants and agrees to deposit with such depositary as the Mortgagee from time to time may in writing appoint, and in the absence of such appointment, then at the office of Mortgagee, c/o ING Investment Management LLC, 5780 Powers Ferry Road, NW, Suite 300, Atlanta, Georgia 30327-4349, Attention: Mortgage Loan Servicing Department, commencing on the date of disbursement of the Loan and on the first day of each month following the month in which said disbursement occurred until the Guaranteed Obligations are fully paid, a sum equal to one-twelfth (1/12th) of the last total annual taxes and assessments for the last ascertainable year (if the current year’s taxes and assessments are not yet ascertainable) (general and special) on the Premises (unless said taxes are based upon assessments which exclude the Improvements or any part thereof now constructed or to be constructed, in which event the amount of such deposits shall be based upon the Mortgagee’s reasonable estimate as to the amount of taxes and assessments to be levied and assessed). Such deposits are to be held without any allowance of interest (unless local law requires otherwise) and are to be used for the payment of taxes and assessments (general and special) on the Premises next due and payable when they become due. Upon demand by such depositary, Mortgagor shall deliver and pay over to such depositary from time to time such additional sums or such additional security as are necessary to make up any deficiency in the amount necessary to enable such depositary to fully pay any of the items hereinabove mentioned as they become payable. If the funds so deposited exceed the amount required to pay such items hereinabove mentioned for any year, the excess shall be applied on a subsequent deposit or deposits. Said deposits need not be kept separate and apart from any other funds of Mortgagee or such depositary.

If any such taxes or assessments (general or special) shall be levied, charged, assessed or imposed upon or for the Premises, or any portion thereof, and if such taxes or assessments shall also be a levy, charge, assessment or imposition upon or for any other property not covered by the lien of this Mortgage, then the computation of any amount to be deposited under this Paragraph 4 shall be based upon the entire amount of such taxes or assessments, and Mortgagor shall not have the right to apportion the amount of any such taxes or assessments for the purposes of such computation.

5. Mortgagee’s Interest In and Use of Deposits. Upon the occurrence of an Event of Default, Mortgagee may at its option, without being required to do so, apply any monies at the time on deposit pursuant to Paragraphs 4 and 7 hereof, on any of the Guaranteed Obligations or any of the Loan Documents contained, in such order and manner as the Mortgagee may elect. When the Guaranteed Obligations have been fully paid or satisfied, any remaining deposits shall be paid to Mortgagor or to the then owner or owners of the Premises. A security interest within the meaning of the UCC is hereby granted to the Mortgagee in and to any monies at any time on deposit pursuant to Paragraphs 4 and 7 hereof and such monies and all of Mortgagor’s right, title and interest therein are hereby assigned to Mortgagee, all as additional security for the Guaranteed Obligations and shall in the absence of the occurrence of an Event of Default be applied by the depositary for the purposes for which made hereunder and shall not be subject to the direction or control of Mortgagor; provided, however, that neither Mortgagee nor said depositary shall be liable for any failure to apply to the payment of taxes and assessments and insurance premiums any amount so deposited. Neither Mortgagee nor any depositary hereunder shall be liable for any act or omission taken in good faith or pursuant to the instruction of any party but only for its willful misconduct.

6. Insurance.

(a) Until the Guaranteed Obligations are fully paid or satisfied, the Improvements and all fixtures, equipment and property therein contained or installed shall be kept unceasingly insured against loss and damage by such hazards, casualties and contingencies in such amounts and for such periods as may from time to time be required by Mortgagee. All insurance shall be written in policies and by insurance companies approved by Mortgagee which approval shall not be unreasonably withheld so long as a A.M. Best Company’s Key Rating Guide Class rating of at least A XII is maintained and the policy otherwise conforms to the terms hereof. All policies of insurance and renewals thereof shall contain standard noncontributory mortgagee loss payable clauses to Mortgagee, shall not contain a co-insurance clause or other clause limiting the amount of coverage under any conditions, and shall provide for at least thirty (30) days prior written notice to Mortgagee of modification (with respect to the Premises), termination, cancellation or non-renewal to the policy (except in the case of non-payment of premium, only ten (10) days written notice is required) that insures the Premises as well as a waiver of subrogation endorsement, all as required by Mortgagee, in form and content acceptable to Mortgagee. All policies (or certified copies thereof) or original ACORD 28 and ACORD 25 (as to liability only) Certificates shall, with all premiums fully paid, be delivered to Mortgagee as issued at least thirty (30) days before the expiration of existing policies and shall be held by Johnson Capital Group having an address at 210 University Boulevard, Seventh Floor, Denver, Colorado 80206 (or such other entity as designated by Mortgagee) until all sums hereby secured are fully paid. Upon request by Mortgagee, Mortgagor shall furnish Mortgagee evidence of the replacement cost of the Improvements. In case of sale pursuant to a foreclosure of this Mortgage or other transfer of title to the Premises and extinguishment of the Guaranteed Obligations, complete title to all policies, other than liability insurance policies, held by Mortgagee and all prepaid or unearned premiums thereon shall pass to and vest in the purchaser or mortgagee/beneficiary (provided that to the extent such policies are blanket policies covering properties other than the Premises and the Affiliate Properties, as defined in the Loan Agreement, such policies shall not be transferred to such purchaser or mortgagee/beneficiary). Mortgagee shall not by reason of accepting, rejecting, approving or obtaining insurance incur any liability for payment of losses.

(b) Without in any way limiting the generality of the foregoing, Mortgagor covenants and agrees to maintain insurance coverage on the Premises which shall include: (i) all risk coverage insurance (including vandalism and malicious mischief) for an amount equal to one hundred percent (100%) of the full replacement cost of the Improvements, written on a replacement cost basis and with a replacement cost endorsement (without physical depreciation), an increased cost of construction endorsement, and an agreed amount endorsement pertaining to the co-insurance clause, and containing a mortgagee clause in Mortgagee’s favor; and if at any time a dispute arises with respect to replacement cost, Mortgagor agrees to provide (but not more frequently than once per twenty-four month period, as to the Premises, or if the Premises are comprised of more than one parcel, as to each such parcel) at Mortgagor’s expense, an insurance appraisal prepared by an insurance appraiser approved by Mortgagee, establishing the full replacement cost in a manner satisfactory to the insurance carrier; (ii) business interruption or rent loss insurance insuring against loss arising out of the perils insured against in the policy or policies referred to in clause (i) above, in an amount equal to not less than gross revenue from the Premises for twelve (12) months from the operation and rental of all Improvements now or hereafter forming part of the Premises, less any allocable charges and expenses which do not continue during the period of restoration and naming Mortgagee in a standard mortgagee loss payable clause thereunder; (iii) commercial general public liability and property damage insurance with a broad form coverage endorsement for an amount as required from time to time by the Mortgagee and sufficient to satisfy all tenant lease requirements but not less than an aggregate amount of Three Million and No/100 Dollars ($3,000,000.00) with a single occurrence limit of not less than Three Million and No/100 Dollars ($3,000,000.00) for claims arising from any one (1) accident or occurrence in or upon the Premises and naming Mortgagee as an additional insured thereunder; (iv) flood insurance whenever in Mortgagee’s reasonable judgment such protection is necessary and is available and in such case in an amount acceptable to Mortgagee and naming Mortgagee as the loss payee thereunder; (v) earthquake insurance (if available at a commercially reasonable cost) whenever in Mortgagee’s reasonable judgment such protection is necessary due to a change in the seismic zone in which the Premises are located evidencing a greater risk of earthquake exposure of a magnitude that ING Investment Management LLC or its affiliates customarily require earthquake insurance coverage with respect to its real estate collateral securing other commercial loans and is available and in such case in an amount acceptable to Mortgagee and naming Mortgagee as the loss payee thereunder, (vi) insurance covering pressure vessels, pressure piping and machinery, if any, and all major components of any centralized heating or air-conditioning systems located in the Improvements, in an amount satisfactory to Mortgagee, such policies also to insure against physical damage to such buildings and improvements arising out of peril covered thereunder; and (vii) such other insurance that may be reasonably required from time to time by Mortgagee. Any modifications to the foregoing insurance requirements or the requirement of additional insurance coverage by Mortgagee shall be imposed only if such coverage is (x) available at a commercially reasonable cost and customarily obtained for properties similar in nature and location to the Premises, (y) imposed by Mortgagee on all similar properties within its loan portfolio, or (z) otherwise to the extent required under any applicable law, rule or regulation.

(c) Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder.

7. Insurance Premium Deposits. It is further covenanted and agreed that for the purpose of providing funds with which to pay the premiums as the same become due on the policies of insurance as herein covenanted to be furnished by the Mortgagor unless otherwise waived in writing by Mortgagee, Mortgagor shall deposit with Mortgagee or the depositary referred to in Paragraph 4 hereof on the date of disbursement of the proceeds of the Loan and on the first day of each month following the month in which said disbursement occurred, an amount equal to the annual premiums that will next become due and payable on such policies less any amount then on deposit with the Mortgagee or such depositary, divided by the number of months to elapse thirty (30) days prior to the date when such premiums become delinquent. No interest shall be allowed to Mortgagor on account of any deposit or deposits made hereunder and said deposits need not be kept separate and apart from any other funds of Mortgagee or such depositary.

8. Adjustment of Losses with Insurer and Application of Proceeds of Insurance.

(a) In case of loss or damage by fire or other casualty, Mortgagor shall immediately give Mortgagee and the insurance companies that have insured against such risks written notice of such occurrence.

(b) In case of loss or damage by fire or other casualty, Mortgagor shall, if no Event of Default then exists hereunder, have the sole and exclusive right to settle, compromise or adjust any claim under, and receive, for the purpose of rebuilding and restoration, the proceeds arising from, any and all losses payable under insurance policies to the extent the amount thereof does not exceed an amount equal to five percent (5%) of the original principal amount of the Mortgagor Note (or if the Premises are comprised of multiple parcels, five percent (5%) of the initial Principal Allocation set forth in Section 3.07(a) of the Loan Agreement) (the “Threshold Amount”), and all claims for losses in excess of said amount shall be settled, compromised or adjusted only with the mutual agreement of Mortgagor and Mortgagee and the proceeds paid as hereinafter provided. In the event insurance proceeds in excess of the Threshold Amount are payable or if an Event of Default exists hereunder, then in either of such events, Mortgagee is authorized to collect and receipt for any insurance proceeds. Insurance proceeds collected by Mortgagee as aforesaid, after deducting therefrom any expenses incurred in the collection thereof, shall, if requested by Mortgagor in writing within thirty (30) days after the proceeds of insurance covering such damage or destruction become available, be made available to Mortgagor for the purpose of paying the cost of rebuilding or restoring of the Improvements if (i) the Premises, in Mortgagee’s sole and absolute discretion is capable of being restored to that condition which existed immediately prior to the damage or loss, (ii) the insurance proceeds, together with all other funds which are to be provided by Mortgagor, are sufficient to restore the Premises, (iii) Mortgagee determines that income from the Premises shall not be materially affected following the completion of the restoration or rebuilding, (iv) no Event of Default then exists hereunder or under any other Loan Document, and no circumstance or condition exists that would constitute an Event of Default upon the giving of notice or the passage of time, or both, and (v) the rebuilding and restoration is reasonably estimated to be completed at least one hundred eighty (180) days prior to the Maturity Date or any Call Date, as those terms are defined in the Mortgagor Note. In the event that Mortgagee makes said proceeds available to Mortgagor to pay the cost of rebuilding or restoring of the Improvements, such proceeds shall be made available in the manner and under the conditions that the Mortgagee may reasonably require to assure proper application of such proceeds. In the event such insurance proceeds are made available by the Mortgagee, the Mortgagor shall pay all costs incurred by Mortgagee in connection with the application of such insurance proceeds (including but not limited to reasonable costs incurred by Mortgagee, and a title company or agent approved by Mortgagee in overseeing the disbursement of such insurance proceeds). The Improvements shall be restored or rebuilt so as to be of at least equal value and substantially the same character as prior to such damage or destruction. If the projected cost of rebuilding, repairing or restoring of the Improvements exceeds the Threshold Amount, then insurance proceeds shall not be made available to Mortgagor unless and until Mortgagee has approved plans and specifications for the proposed rebuilding and restoration, which approval shall not be unreasonably withheld. If the proceeds are to be made available by Mortgagee to Mortgagor to pay the cost of said rebuilding or restoration, any surplus which may remain out of said insurance proceeds after payment of the costs of rebuilding or restoring the Premises shall, at the option of the Mortgagee, be applied on account of the Guaranteed Obligations without Prepayment Premium (as that term is defined in the Affiliate Notes) or be paid to any party entitled thereto under such conditions as Mortgagee may reasonably require. No interest shall be allowed to Mortgagor on any proceeds held by Mortgagee.

(c) In the event proceeds of insurance are not made available to Mortgagor for the purpose of paying the cost of the rebuilding or restoring of the Improvements, Mortgagee, after deducting the costs of any collection, adjustment and compromise, shall apply such insurance proceeds in accordance with terms of the Affiliate Notes and the Guaranteed Obligations, provided that any amount so applied by Mortgagee in reduction of the outstanding principal balance of the Affiliate Notes shall be credited to installments of principal in the inverse order of their maturity but no such application shall delay or postpone any installment payment of principal and interest under the Affiliate Notes (however, from and after the date any such proceeds are applied to the principal balance of the Affiliate Notes, no interest shall thereafter accrue on such principal repaid regardless of the order of payments to which such proceeds are credited).

9. Stamp Tax. If, by the laws of the United States of America, or of any state having jurisdiction over Mortgagor, any tax is due or becomes due in respect of the issuance of the Affiliate Notes and this Mortgage, Mortgagor covenants and agrees to pay such tax in the manner required by any such law. Mortgagor further covenants to reimburse Mortgagee for any sums which Mortgagee reasonably expends by reason of the imposition of any tax on the issuance of the Affiliate Notes and this Mortgage.

10. Observance of Lease Assignment.

(a) As additional security for the payment of the Guaranteed Obligations secured hereby and for the faithful performance of the terms and conditions contained herein, Mortgagor, as landlord, has assigned to Mortgagee, by that certain second-in-priority Assignment of Rents and Leases dated on or about this same date (the “Second Assignment of Rents”), all of Mortgagor’s right, title and interest as landlord in and to all leases or other rights of use and or occupancy of any part of the Premises, both present and future (hereinafter collectively referred to as the “Leases”) and all of the rents, issues and profits from the Leases or guaranties thereof (hereinafter collectively referred to as the “Rents”). The Second Assignment of Rents is junior and subordinate in terms of priority to Mortgagor’s first priority Assignment of Rents and Leases dated of even date herewith in favor of Mortgagee. Any approval or consent under or pursuant to the first priority Assignment of Rents and Leases shall be deemed approval or consent under the provisions of this Paragraph 10.

(b) All Leases entered into after the date hereof (i) shall be bona fide arms-length transactions with a third party, (ii) shall not contain any rental or other concessions other than those required by market conditions with respect to comparable space, (iii) shall provide that the tenant pay a pro rata share (based on square footage of space) of, or increases in, taxes, insurance or other operating expenses, and (iv) shall be materially on a form approved by Mortgagee (which approval has not been previously revoked by Mortgagee as hereinafter provided). Mortgagee will, at the request of Mortgagor, approve a form of lease satisfactory to Mortgagee, but Mortgagee shall have the right subsequently to reasonably revoke such approval upon thirty (30) days prior written notice to Mortgagor of its election to do so. In the event of any such revocation or approval, Mortgagor shall not enter into any Lease without the prior written approval of Mortgagee unless Mortgagee has approved a revised form of lease satisfactory to it in its reasonable discretion. Leases which are within the criteria set forth above, thus not requiring the prior approval of Mortgagee, are referred to herein as “Pre-Approved Leases.” Any material change in the form of lease previously approved by Mortgagee shall be subject to Mortgagee’s prior written approval. A lease affecting 320,000 square feet or more of space within the Premises shall be subject to Mortgagee’s prior written consent.

(c) Mortgagor will not, without Mortgagee’s prior written consent: (i) execute an assignment or pledge of any Rents and/or any Leases except for any assignment or pledge in favor of Mortgagee; or (ii) accept any prepayment of any installment of any Rents more than thirty (30) days before the due date of such installment, and in any event no more than thirty (30) days in advance of the then current month.

(d) Mortgagor at its sole cost and expense will: (i) at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in all Leases, on the part of the landlord thereunder to be kept and performed; (ii) enforce or secure the performance of all of the covenants, conditions and agreements of the Leases on the part of the lessees to be kept and performed, but Mortgagor, except as hereinafter expressly provided or except as to existing rights of tenants under the provisions of a Lease (without further consent, approval or agreement of the landlord thereunder), shall not modify, amend, renew, extend, cancel, terminate or accept surrender of any Lease without the prior written consent of Mortgagee (and to the extent landlord’s consent is required as to any matter under a Lease, and the Lease provides that landlord shall not unreasonably withhold its consent, Mortgagee’s consent shall likewise not be unreasonably withheld); (iii) appear in and defend any action or proceeding arising under, growing out of or in any manner connected with the Leases or the obligations, duties or liabilities of landlord or of the lessees thereunder; (iv) upon written request of Mortgagee, transfer and assign to Mortgagee, any Lease or Leases heretofore or hereafter entered into, and make, execute and deliver to Mortgagee upon demand, any and all instruments required to effectuate said assignment; (v) furnish Mortgagee, within ten (10) days after a request by Mortgagee so to do, a written statement containing the names of all lessees, terms of all Leases, including the spaces occupied and the rentals payable thereunder; and (vi) exercise within five (5) Business Days (as defined in the Loan Agreement) of any demand therefor by Mortgagee any right to request from the lessee under any Lease a certificate with respect to the status thereof.

Notwithstanding the foregoing, Mortgagor may modify any Lease without Mortgagee’s prior written consent provided such Lease is subordinate to the lien and interest of this Mortgage and Mortgagee has not executed a subordination, non-disturbance and attornment agreement for such Lease.

(e) Nothing in this Mortgage or in any other documents relating to the Loan shall be construed to obligate Mortgagee, expressly or by implication, to perform any of the covenants of Mortgagor as landlord under any of the Leases assigned to Mortgagee or to pay any sum of money or damages therein provided to be paid by the landlord, each and all of which covenants and payments Mortgagor agrees to perform and pay.

(f) All Leases hereafter executed shall be subordinate to the lien and interest of this Mortgage, unless otherwise approved by Mortgagee in writing. Mortgagor will not permit any Lease or any part thereof to become subordinate to any lien other than the lien hereof or the first priority Mortgage, Security Agreement, Financing Statement and Fixture Filing delivered this same date by Mortgagor with respect to the Premises (the “First Mortgage”).

(g) Mortgagee shall have the option to declare this Mortgage in default because of a default of landlord in any Lease of the Premises unless such default is cured by Mortgagor pursuant to the terms of the Lease and within any applicable cure period or unless such default would not permit the tenant to terminate the Lease. It is covenanted and agreed that an Event of Default under the Second Assignment of Rents shall constitute an Event of Default hereunder on account of which the whole of the Guaranteed Obligations shall at once, at the option of the Mortgagee, become immediately due and payable without notice to the Mortgagor.

(h) Mortgagor shall not, and shall not permit any tenant to, conduct any on-site dry cleaning operations on the Premises other than a pick-up or drop-off operation.

(i) In the event of the enforcement by Mortgagee of the remedies provided for by law or by this Mortgage, the lessee under each Lease of the Premises shall, at the option of Mortgagee, attorn to any person succeeding to the interest of Mortgagor as a result of such enforcement and shall recognize such successor in interest as landlord under such Lease without change in the terms or other provisions thereof; provided, however, that said successor in interest shall not be bound by any payment of rent or additional rent for more than one month in advance or any amendment or modification to any Lease made without the consent of Mortgagee or said successor in interest. Each lessee, upon request by said successor in interest, shall execute and deliver an instrument or instruments confirming such attornment.

11. Effect of Extension of Time. If the payment of the Guaranteed Obligations, or any part thereof, is extended or varied, or if any part of any security for the payment of the Guaranteed Obligations is released, or if any person or entity liable for the payment of the Guaranteed Obligations is released, or if Mortgagee takes other or additional security for the payment of the Guaranteed Obligations, or if Mortgagee waives or fails to exercise any right granted herein, or in the Guaranty secured hereby, or in any other instrument given to secure the payment and performance hereof, then all persons now or at any time hereafter liable for the payment of the Guaranteed Obligations, or any part thereof, or interest in the Premises shall be held to assent to such extension, variation, release, waiver, failure to exercise or the taking of additional security, and their liability and the lien and interest and all provisions hereof shall continue in full force, the right of recourse against all such persons being expressly reserved by Mortgagee, notwithstanding such extension, variation, release, waiver, failure to exercise, or the taking of additional security.

12. Effect of Changes in Laws Regarding Taxation. In the event of the enactment after this date of any law of the state in which the Premises are located deducting from the value of the Premises for the purpose of taxation any lien thereon, or imposing upon the Mortgagee the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of mortgages/deeds of trust/deeds to secure debt or debts secured by mortgages/deeds of trust/deeds to secure debt or Mortgagee’s interest in the Premises, or the manner of collection of taxes, so as to affect this Mortgage or the debt secured hereby or the holders thereof, then, and in any such event, Mortgagor, upon demand by Mortgagee, shall pay such taxes or assessments, or reimburse Mortgagee therefor if Mortgagee pays such taxes and submits proof of payment to Mortgagor; provided, however, that if in the opinion of counsel for Mortgagee: (i) it might be unlawful to require Mortgagor to make such payment, or (ii) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law; then and in such event, Mortgagee may elect, by notice in writing given to Mortgagor, to declare all of the Guaranteed Obligations to be and become due and payable sixty (60) days from the giving of such notice, without the applicable Prepayment Premium.

13. Mortgagee’s Performance of Defaulted Acts. Upon the occurrence of an Event of Default herein, Mortgagee may, but need not, and whether electing to declare the whole of the Guaranteed Obligations due and payable or not, and without waiver of any other remedy, make any payment or perform any act herein required of Mortgagor in any form and manner deemed expedient, and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Premises or contest any tax or assessment or cure any default of Mortgagor as landlord in any Lease. All monies paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including attorneys’ fees, and any other monies advanced by Mortgagee in regard to any tax referred to in Paragraphs 9 and 12 hereof or to protect the Premises or the lien and interest hereof, shall be additional Guaranteed Obligations and shall become immediately due and payable without notice and with interest thereon at the Default Rate of interest set forth in the Affiliate Notes. Inaction of Mortgagee shall never be considered as a waiver of any right accruing to it on account of any Event of Default on the part of Mortgagor.

14. Mortgagee’s Reliance on Tax Bills, Etc. Mortgagee in making any payment hereby authorized: (a) relating to taxes and assessments, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; or (b) relating to insurance premiums, may do so according to any bill or statement procured from the appropriate company without inquiry into the accuracy of such bill or statement; or (c) for the purchase, discharge, compromise or settlement of any other prior lien, may do so without inquiry as to the validity or amount of any claim for lien which may be asserted.

15. Acceleration of Guaranteed Obligations in Event of Default. It is expressly agreed by Mortgagor that time is of the essence hereof and that the whole of the Guaranteed Obligations shall become immediately due and payable without notice to Mortgagor at the option of the Mortgagee upon the occurrence of one or more of the following events (hereinbefore and hereinafter collectively referred to as “Events of Default” and individually referred to as an “Event of Default”), together with a prepayment premium in the amount, if any, required to be paid pursuant to the terms of the Affiliate Notes in the event of a prepayment:

(a) nonpayment of any monetary sum due hereunder within ten (10) days after the same shall become due; or

(b) default shall be made in the due observance or performance of the terms and conditions of Paragraph 6 hereof (Insurance) or Paragraph 30 hereof (Due on Sale or Further Encumbrance); or

(c) default shall be made in the due observance or performance of any of the other covenants, agreements or conditions hereinbefore or hereinafter contained, required to be kept or performed or observed by the Mortgagor which does not relate to the nonpayment of any monetary sum, and such default is not cured within thirty (30) days following written notice thereof by Mortgagee to Mortgagor or within such longer period of time, not exceeding an additional sixty (60) days, as may be reasonably necessary to cure such non-compliance if Mortgagor is diligently and with continuity of effort pursuing such cure and the failure is susceptible of cure within an additional period of sixty (60) days; or

(d) the entry of a decree or order for relief by a court having jurisdiction in respect of Mortgagor, a general partner of Mortgagor if Mortgagor is a partnership, the beneficiary or beneficiaries of Mortgagor if Mortgagor is a trust, a managing member of Mortgagor if Mortgagor is a limited liability company, or any guarantor of the Affiliate Notes (any of the foregoing parties being referred to herein as a “Key Party”), in any involuntary case under the federal bankruptcy laws now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) for any Key Party or any substantial part of the property of any such Key Party, or for the winding up or liquidation of the affairs of any Key Party and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

(e) the commencement by any Key Party, of a voluntary case under federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or any other similar laws or the consent by any such Key Party to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Key Party, or of any substantial part of the property of any such person or entity, or the making by any such Key Party of an assignment for the benefit of creditors or the failure of any such Key Party generally to pay the debts of any such Key Party as such debts become due, or the taking of action by any such Key Party in furtherance of any of the foregoing; or

(f) the death of any guarantor of the Affiliate Notes, unless a beneficiary or beneficiaries of the decedent having a net worth or an aggregate net worth, as the case may be, greater than the net worth of the decedent upon the date hereof shall become liable by assumption under the guaranty within ten (10) days of the appointment of the executor or personal representative; or

(g) any warranty, representation, certification, financial statement, or other information furnished or to be furnished to Mortgagee by or on behalf of Mortgagor or any guarantor of the Affiliate Notes to induce Mortgagee to loan the money evidenced by the Affiliate Notes proves to have been inaccurate or false in any material respect when made; or

(h) any breach, default, event of default or failure of performance (however denominated) under the Guaranty or any of the other Loan Documents and the expiration of any applicable cure period without the same having been cured; or

(i) Mortgagor shall be in default of, or in violation of, beyond any applicable grace period, any conditions, covenants or restrictions which benefit or burden the Premises; or

(j) any default under the First Mortgage after expiration of any grace or applicable cure period without the same having been cured.

If, while any insurance proceeds or condemnation awards are being held by Mortgagee to reimburse Mortgagor for the cost of rebuilding or restoration of buildings or improvements on the Premises, Mortgagee shall accelerate the Guaranteed Obligations, then and in such event, the Mortgagee shall be entitled to apply all such insurance proceeds and condemnation awards then held by it in reduction of the Guaranteed Obligations without payment of a Prepayment Premium and any excess held by it over the amount of Guaranteed Obligations then due hereunder shall be returned to Mortgagor or any other party entitled thereto without interest.

16. Remedies.

(a) Primary Remedies. If an Event of Default shall occur, Mortgagee may: declare the Guaranteed Obligations to be and the same shall be, immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived and without regard to the value of the Premises held as security for the Guaranteed Obligations or the solvency of any person liable for the payment of such Guaranteed Obligations; and/or exercise any other right, power or remedy available to it at law or in equity, hereunder or under any other Loan Document without demand, protest or notice of any kind, all of which are hereby expressly waived, except such as is expressly required hereby or by such other Loan Document. Without limiting the generality of the foregoing, Mortgagee may:

(i) enter and take possession of the Premises or any part thereof, exclude Mortgagor and all persons claiming under Mortgagor wholly or partly therefrom, and operate, use, manage and control the same, or cause the same to be operated by a person selected by Mortgagee, either in the name of Mortgagor or otherwise, and upon such entry, from time to time, at the expense of Mortgagor and of the Premises, make all such repairs, replacements, alterations, additions or improvements thereto as Mortgagee may deem proper, and to lease the Premises or any part thereof at such rental and to such persons as it may deem proper and collect and receive the rents, revenues, issues, profits, royalties, income and benefits thereof including, without limitation, those past due and those thereafter accruing, with the right of Mortgagee to terminate, cancel or otherwise enforce any Lease or sublease for any default that would entitle Mortgagor to terminate, cancel or enforce same and apply the same to the payment of all expenses which Mortgagee may be authorized to incur under the provisions of this Mortgage and applicable laws, the remainder to be applied to the payment, performance and discharge of the Guaranteed Obligations in such order as Mortgagee may determine until the same have been paid in full;

(ii) institute an action for the foreclosure of this Mortgage and the sale of the Premises by any law procedure or pursuant to the judgment or decree of a court of competent jurisdiction;

(iii) sell the Premises to the highest bidder or bidders at public auction at a sale or sales held at such place or places and time or times and upon such notice and otherwise in such manner as may be required by law, or in the absence of any such requirement, as Mortgagee may deem appropriate, and from time to time adjourn such sale by announcement at the time and place specified for such sale or for such adjourned sale or sales without further notice except such as may be required by law;

(iv) take all action to protect and enforce the rights of Mortgagee under this Mortgage, including, to the extent permitted by law, by suit for specific performance of any covenant herein contained, or in aid of the execution of any power herein granted or for the enforcement of any other rights;

(v) exercise any or all of the rights and remedies available to a secured party under the UCC, including the right to (A) enter the Premises and take possession of any personal property without demand or notice and without prior judicial hearing or legal proceedings, which Mortgagor hereby expressly waives, (B) require Mortgagor to assemble any personal property, or any portion thereof, and make it available to Mortgagee at a place or places designated by Mortgagee and reasonably convenient to both parties and (C) sell all or any portion of Mortgagor’s personal property at public or private sale, without prior notice to Mortgagor except as otherwise required by law (and if notice is required by law, after ten (10) days’ prior written notice), at such place or places and at such time or times and in such manner and upon such terms, whether for cash or on credit, as Mortgagee in its sole discretion may determine. As to any property subject to Article 9 of the UCC included in the Premises, Mortgagee may proceed under the UCC or proceed as to both real and personal property in accordance with the provisions of this Mortgage and the rights and remedies that Mortgagee may have at law or in equity, in respect of real property, and treat both the real and personal property included in the Premises as one parcel or package of security. Mortgagor shall have the burden of proving that any such sale pursuant to the UCC was conducted in a commercially unreasonable manner;

(vi) terminate any management agreements, contracts, or agents/managers responsible, for the property management of the Premises, if in the sole discretion of Mortgagee such property management is unsatisfactory in any respect;

(vii) foreclose this Mortgage for the entire unpaid amount of the Guaranteed Obligations, or only as to the sum past due, with interest and costs without injury to this Mortgage or the displacement or impairment of the remainder of the lien thereof, and at such foreclosure sale the Premises shall be sold subject to all remaining items of the Guaranteed Obligations and Mortgagee may again foreclose, in the same manner, as often as there may be any sum past due. In case of sale in any action or proceeding to foreclose this Mortgage, the Mortgagee shall have the right to sell the Premises covered hereby in parts or as an entirety. It is intended hereby to give to the Mortgagee the widest possible discretion permitted by law with respect to all aspects of any such sale or sales; and

(viii) to the fullest extent permitted by applicable law, if an Event of Default occurs due to the nonpayment of the Guaranteed Obligations, or any part thereof, as an alternative to the right of foreclosure for the full Guaranteed Obligations after acceleration thereof, Mortgagee shall have the right to institute proceedings for partial foreclosure with respect to the portion of said Guaranteed Obligations so in default, as if under a full foreclosure, and without declaring the entire Guaranteed Obligations due (such proceedings being hereinafter referred to as “Partial Foreclosure”), and provided that if a foreclosure sale is made because of an Event of Default in the payment of a part of the Guaranteed Obligations, such sale may be made subject to the continuing lien of this Mortgage for the unmatured part of the Guaranteed Obligations; and it is agreed that such sale pursuant to a Partial Foreclosure, if so made, shall not in any manner affect the unmatured part of the Guaranteed Obligations, but as to such unmatured part, this Mortgage and the lien thereof shall remain in full force and effect just as though no foreclosure sale had been made under the provisions of this Paragraph. Notwithstanding any Partial Foreclosure, Mortgagee may elect, at any time prior to sale pursuant to such Partial Foreclosure, to discontinue such Partial Foreclosure and to accelerate the Guaranteed Obligations by reason of any Event of Default upon which such Partial Foreclosure was predicated or by reason of any other further Event of Default, and proceed with full foreclosure proceedings. It is further agreed that several foreclosures may be made pursuant to Partial Foreclosure without exhausting the right of full or Partial Foreclosure sale for any unmatured part of the Guaranteed Obligations, it being the purpose to provide for a Partial Foreclosure sale of the Guaranteed Obligations hereby without exhausting the power to foreclose and to sell the Premises pursuant to any such Partial Foreclosure for any other part of the Guaranteed Obligations, whether matured at the time or subsequently maturing, and without exhausting any right of acceleration and full foreclosure.

(b) Receiver. If an Event of Default shall occur, to the extent permitted by law, Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Premises and the rents, revenues, issues, profits, royalties, income and benefits thereof, without notice or demand, and without regard to the adequacy of the security for the Guaranteed Obligations, the value of the Premises or the solvency of Mortgagor, either before or after any sale, and, Mortgagee may be appointed as such receiver. Such receiver shall have, including, without limitation, the power: (i) to collect the rents, issues and profits of the Premises during the pendency of any foreclosure proceedings whether by judicial or non-judicial foreclosure, and, in case of a sale and a deficiency, for such time when Mortgagor, except for the intervention of such receiver, would be entitled to collect such rents, issues and profits, to the maximum time and extent permitted by law; (ii) to extend or modify any then existing Leases and to make new leases, which extensions, modifications and new leases may provide for terms to expire, or for options to leases to extend or renew terms to expire, beyond the maturity date of the Affiliate

Notes and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Premises are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the secured obligations, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any purchaser; and (iii) all other powers which may be necessary or are usual in such case for the protection, possession, control, management, and operation of the Premises during the whole of said period. The court from time to time may authorize the receiver to apply the net income in the receiver’s hands in payment in whole or in part of: (i) the Guaranteed Obligations and all other obligations hereunder, or by any decree foreclosing this Mortgage, or in accordance with applicable non-judicial foreclosure provisions, any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree; and (ii) if this is a leasehold mortgage, all rents due or which may become due under the underlying lease. Nothing herein shall be construed to limit or otherwise waive Mortgagee’s rights to obtain rents, issues and profits, deliver to one or more tenants a written demand to turn over rents, issues and profits or deliver to Mortgagor a written demand to turn over rents, issues and profits without appointing a receiver. If an Event of Default shall have been waived in writing by Mortgagee or the Guaranteed Obligations reinstated in accordance with applicable law, Mortgagee shall cooperate with Mortgagor, at Mortgagor’s expense, to obtain the dismissal of any receiver appointed for the Premises at the instance of Mortgagee.

(c) Sales by Parcels. In any sale made under or by virtue of this Mortgage or pursuant to any judgment or decree of court, the Premises may be sold in one or more parts or parcels or as an entirety and in such order as Mortgagee may elect, without regard to the right of Mortgagor, or any person claiming under it, to the marshaling of assets. To the full extent permitted by law, Mortgagor waives the marshaling of assets.

(d) Effect of Sale. The purchaser at any sale made under or by virtue of this Mortgage or pursuant to any judgment or decree of court shall take title to the Premises or the part thereof so sold free and discharged of the estate of Mortgagor therein, the purchaser being hereby discharged from all liability to see to the application of the purchase money. Any person, including Mortgagee, may purchase at any such sale. Mortgagee is hereby irrevocably appointed the attorney-in-fact of Mortgagor in its name and stead to make all appropriate transfers and deliveries of the Premises or any portions thereof so sold and, for this purpose, Mortgagee may execute all appropriate instruments of transfer, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorneys or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, promptly upon Mortgagee’s written request, Mortgagor shall ratify and confirm, or cause to be ratified and confirmed, any such sale or sales by executing and delivering, or by causing to be executed and delivered, to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Mortgagee, for the purpose, and as may be designated, in such request. Any sale or sales made under or by virtue of this Mortgage, to the extent not prohibited by law, shall operate to divest all the estate, right, title, interest, property, claim and demand whatsoever, whether at law or in equity, of Mortgagor in, to and under the Premises, or any portions thereof so sold, and shall be a perpetual bar both at law and in equity against Mortgagor, its successors and assigns, and against any and all persons claiming or who may claim the same, or any part thereof, by, through or under Mortgagor, or its successors or assigns. The powers and agency herein granted are coupled with an interest and are irrevocable.

(e) Eviction of Mortgagor After Sale. If Mortgagor fails or refuses to surrender possession of the Premises after any sale thereof, Mortgagor shall be deemed a tenant at sufferance, subject to eviction by means of forcible entry and detainer proceedings, provided, that this remedy is not exclusive or in derogation of any other right or remedy available to Mortgagee or any purchaser of the Premises under any provision of this Mortgage or pursuant to any judgment or decree of court.

(f) Insurance Policies. In the event of a foreclosure sale pursuant to this Mortgage or other transfer of title or assignment of the Premises in extinguishment, in whole or in part, of the Guaranteed Obligations, all right, title and interest of Mortgagor in and to all policies of insurance required under the provisions of this Mortgage shall inure to the benefit of and pass to the successor in interest of Mortgagor or the purchaser or grantee of the Premises or any part thereof so transferred (provided that to the extent such policies are blanket policies covering properties other than the Premises and the Affiliate Properties, such policies shall not be transferred).

(g) Foreclosure; Expense of Litigation. When the Guaranteed Obligations hereby secured, or any part thereof shall become due, whether by acceleration or otherwise, Mortgagee shall have the right to foreclose the lien hereof for such Guaranteed Obligations or part thereof. In any suit to foreclose the lien hereof, there shall be allowed and included as additional Guaranteed Obligations in the decree for sale all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for reasonable attorneys’ fees actually incurred, appraiser’s fees, actual costs of environmental reviews or audits, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to the title as Mortgagee may deem reasonably necessary either to prosecute such action or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Premises. All expenditures and expenses of the nature in this Paragraph mentioned and such expenses and fees as may be incurred in the protection of the Premises and the maintenance of the lien of this Mortgage, including the reasonable fees actually incurred of any attorneys employed by Mortgagee in any litigation or proceeding affecting this Mortgage, the Guaranty or the Premises, including appellate, probate and bankruptcy proceedings, or in preparations for the commencement or defense of any proceedings or threatened suit or proceeding shall be immediately due and payable by Mortgagor, with interest thereon at the Default Rate of interest as set forth in the Affiliate Notes and shall be secured by this Mortgage.

17. Application of Proceeds. The proceeds of any sale made either under the power of sale hereby given or under a judgment, order or decree made in any action to foreclose or to enforce this Mortgage, shall be applied as follows:

(a) first to the payment of (i) all costs and expenses of such sale, including reasonable attorneys’ fees, environmental site assessors fees and costs, appraisers’ fees and costs of procuring title searches, title insurance policies and similar items and (ii) all charges, expenses and advances incurred or made by Mortgagee in order to protect the lien or estate created by this Mortgage or the security afforded hereby including any expenses of entering, taking possession of and operating the Premises;

(b) then to the payment of any other Guaranteed Obligations in such order as Mortgagee may determine until the same have been paid in full; and

(c) any balance thereof shall be paid to Mortgagor, or to whosoever shall be legally entitled thereto, or as a court of competent jurisdiction may direct.

18. Rights and Remedies Cumulative. Each right, power and remedy herein conferred upon Mortgagee is cumulative and in addition to every other right, power or remedy, express or implied, given now or hereafter existing, at law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by Mortgagee, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy and no delay or omission of Mortgagee in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any Event of Default or acquiescence therein.

19. Mortgagee’s Right of Inspection. Mortgagee shall, upon reasonable notice to Mortgagor, have the right to inspect the Premises at all reasonable times and access thereto shall be permitted for that purpose.

20. Condemnation. The Mortgagee may, at its option, in its own name (a) appear or proceed in any condemnation proceeding, and (b) make any compromise or settlement thereof, provided that so long as the Mortgagor promptly prosecutes any compromise or settlement thereof, the Mortgagor shall control any compromise or settlement proceeding with the result thereof being subject to the Mortgagee’s approval. The Mortgagor shall give the Mortgagee immediate notice of the initiation of any condemnation proceeding, and a copy of every pleading, notice and other items served in any condemnation proceeding. Mortgagor hereby assigns, transfers and sets over unto the Mortgagee the entire proceeds of any award or any claim for damages for any of the Premises taken or damaged under the power of eminent domain or by condemnation. In the event the condemnation proceeds for the Premises (when aggregated with any prior condemnation proceeds for the Premises during the term of the Affiliate Notes) is less than or equal to $200,000, then, after deducting therefrom any expenses incurred in the collection thereof, such proceeds shall, if requested by Mortgagor in writing within thirty (30) days after the proceeds become available, be made available to Mortgagor for the purpose of paying the cost of rebuilding or restoring of the Improvements if (i) the Premises, in Mortgagee’s sole and absolute discretion is capable of being restored, (ii) the proceeds, together with all other funds which are to be provided by Mortgagor, are sufficient to restore the Premises, (iii) Mortgagee determines that income from the Premises shall not be materially affected following the completion of the restoration or rebuilding, (iv) no Event of Default then exists hereunder or under any other Loan Document, and no circumstance or condition exists that would constitute an Event of Default upon the giving of notice or the passage of time, or both, and (v) the rebuilding and restoration is reasonably estimated to be completed at least one hundred eighty (180) days prior to the Maturity Date or any Call Date, as those terms are defined in the Affiliate

Notes. In the event the condemnation proceeds exceed $200,000 (when aggregated with prior condemnation awards as aforesaid), or if clauses (i) through (v) immediately preceding are not satisfied, Mortgagee may elect to apply the proceeds of the award upon or in reduction of the Guaranteed Obligations, whether due or not, or make said proceeds available for restoration or rebuilding of the Premises. In the event that Mortgagee makes said proceeds available to reimburse Mortgagor for the cost of the rebuilding or restoration of the Improvements, such proceeds shall be made available in the manner and under the conditions that Mortgagee may require. If Mortgagee makes the proceeds of the award available to Mortgagor for restoration, the Improvements shall be restored or rebuilt in accordance with plans and specifications to be submitted to and approved by Mortgagee prior to commencement of any building or restoration. If the proceeds are made available by Mortgagee to reimburse Mortgagor for the cost of said rebuilding or restoration, any surplus which may remain out of said award after payment of such cost of rebuilding or restoration shall at the option of Mortgagee be applied on account of the Guaranteed Obligations or be paid to any party entitled thereto. No interest shall be allowed to Mortgagor on the proceeds of any award held by the Mortgagee.

21. Release Upon Payment and Discharge of Mortgagor’s Obligations. Mortgagee shall release this Mortgage and the lien and interest hereof by proper instrument upon payment and discharge of all of the Guaranteed Obligations. Until this Mortgage shall be satisfied of record, Mortgagor hereby waives for itself, and all subsequent successors in title to the Premises, any right it may now have or hereafter have, pursuant to Florida Statutes 697.04(1)(b), as amended from time to time, to file for record a notice limiting the maximum amount which may be secured by this Mortgage; provided, however, Mortgagor may file such notice in connection with a permitted Subordinate Financing pursuant to Paragraph 30(d) herein.

22. Giving of Notice.

(a) All notices, demands, requests, and other communications desired or required to be given hereunder (“Notices”), shall be in writing and shall be given by: (i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; or (iii) sending the same by United States mail, postage prepaid, certified mail, return receipt requested, addressed to the address for Notices.

(b) All Notices shall be deemed given and effective upon the earlier to occur of: (i) the hand delivery of such Notice to the address for Notices; (ii) one Business Day after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; or (iii) three (3) Business Days after depositing the Notice in the United States mail as set forth in (a)(iii) above. All Notices shall be addressed to the following addresses:

Mortgagor:	IIT Tampa – 4410 Eagle Falls Place LLC
c/o Industrial Income Trust Inc.
518 17th Street, Suite 1700
Denver, Colorado 80202
Attention: Ms. Lainie P. Minnick

With a copy to:	Greenberg Traurig, P.A.
333 Avenue of the Americas
Miami, Florida 33131
Attention: Laura Gangemi Vignola, Esq.

Mortgagee:	ING USA Annuity and Life Insurance Company
c/o ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia, 30327-4349
Attention: Mortgage Loan Servicing Department

and

ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia, 30327-4349
Attention: Real Estate Law Department

With a copy to:	Bryan Cave LLP
One Atlantic Center
Fourteenth Floor
1201 West Peachtree Street NW
Atlanta, Georgia 30309-3488
Attention: John R. Parks, Esq.

or to such other persons or at such other place as any party hereto may by Notice designate as a place for service of Notice. Provided, that the “copy to” Notice to be given as set forth above is a courtesy copy only; and a Notice given to such person is not sufficient to effect giving a Notice to the principal party, nor does a failure to give such a courtesy copy of a Notice constitute a failure to give Notice to the principal party.

23. Waiver of Defense. No action for the enforcement of the lien or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing same in an action at law or in equity upon the Guaranty hereby secured.

24. Waiver of Statutory Rights. Mortgagor shall not, and will not, apply for or avail itself of any homestead, appraisement, valuation, stay, extension or exemption laws, or any so-called “Moratorium Laws”, now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, but to the extent lawfully allowed hereby waives the benefit of such laws. Mortgagor, for itself and all who may claim through or under it, waives any and all right to have the property and estates comprising the Premises marshaled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Premises sold as an entirety. To the extent permitted by law, Mortgagor does hereby expressly waive any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, the trust estate and all persons beneficially interested therein and each and every person, acquiring any interest in or title to the Premises subsequent to the date of this Mortgage.

25. Furnishing of Financial Statements to Mortgagee.

(a) Mortgagor covenants and agrees that it will keep and maintain books and records of account, or cause books and records of account to be kept and maintained in which full, true and correct entries shall be made of all dealings and transactions relative to the Premises, which books and records of account shall, at reasonable times during business hours and on reasonable written notice not less than five (5) Business Days, be open to inspection by Mortgagee and Mortgagee’s accountants and other duly authorized representatives. Such books of record and account shall be kept and maintained in accordance with generally accepted accounting principles consistently applied.

(b) Mortgagor covenants and agrees to furnish, or cause to be furnished to Mortgagee, annually, within one hundred twenty (120) days following the end of each fiscal year of Mortgagor a copy of a report of the operations of the Premises, including an unaudited balance sheet and containing an unaudited detailed statement of income and expenses, and a current rent roll of the Premises which shall be certified by Mortgagor, or an officer, manager or a general partner of any corporate, limited liability company or partnership Mortgagor. Each report or statement shall be certified as correct by the appropriate party.

Notwithstanding the aforesaid, during the term of the Loan, Mortgagee shall have the right to request quarterly income statements and balance sheets regarding the operation of Mortgagor and the Premises and Guarantor, and to request periodic updates on the rent roll so as to reflect tenant leasing.

(c) If Mortgagor omits to deliver as required any report or statement required by this Paragraph 25, and said omission is not cured by Mortgagor within thirty (30) days after written notice of such omission has been given by Mortgagee to Mortgagor, Mortgagee may elect, in addition to exercising any remedy for an Event of Default as provided for in this Mortgage, to make an audit of all books and records of Mortgagor including its bank accounts which in any way pertain to the Premises and to prepare the statement or statements which Mortgagor failed to procure and deliver. Such audit shall be made and such statement or statements shall be prepared by an independent certified public accountant to be selected by Mortgagee. Mortgagor shall pay all reasonable expenses of the audit and other services, which expenses shall be secured hereby as additional Guaranteed Obligations and shall be immediately due and payable with interest thereon at the Default Rate of interest as set forth in the Affiliate Notes and shall be secured by this Mortgage.

26. Filing and Recording Fees. Mortgagor will pay all filing, registration or recording fees and all reasonable expenses incident to the execution and acknowledgment of this Mortgage and all federal, state, county and municipal taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Guaranty and this Mortgage.

27. Business Purpose. Mortgagor represents, covenants and agrees that all of the proceeds of the Affiliate Notes will be used solely for business purposes and in furtherance of the regular business affairs of the Affiliate Entities. The Loan is not secured by either (i) an assignment of an individual obligor’s salary, wages or other compensation, or (ii) household furniture or other goods used for personal, family or household purposes.

28. Exculpatory. The liability of the Mortgagor personally pursuant to the Guaranty or any interest that may accrue thereon, or any Guaranteed Obligations or other obligations accruing or arising hereunder is limited to the extent set forth in the Guaranty.

29. Security Agreement. Mortgagor and Mortgagee agree that this Mortgage shall constitute a security agreement within the meaning of the UCC with respect to all sums on deposit with the Mortgagee with respect to insurance proceeds or condemnation proceeds (“Deposits”) and with respect to any personal property and fixtures included in the definition herein of the word “Premises”, which property may not be deemed to form a part of the real estate described in Exhibit “A” or may not constitute a “fixture” within the meaning of the UCC, and all replacements of such property, substitutions and additions thereto and the proceeds thereof, all such property being sometimes hereinafter collectively referred to as the “Collateral”, and that a security interest in and to the Collateral and the Deposits is hereby granted to Mortgagee and the Deposits and all of Mortgagor’s right, title and interest therein are hereby assigned to Mortgagee, all to secure payment of the Guaranteed Obligations and to secure performance by Mortgagor of the terms, covenants and provisions hereof. Upon the occurrence of an Event of Default under this Mortgage, Mortgagee, pursuant to the appropriate provisions of the UCC, shall have the option of proceeding with respect to the Collateral in accordance with its rights and remedies with respect to the real property, in which event the default provisions of the UCC shall not apply. The parties agree that, in the event Mortgagee shall elect to proceed with respect to the Collateral separately from the real property, ten (10) days’ notice of the sale of the Collateral shall be reasonable notice. The reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, reasonable attorneys’ fees and legal expenses incurred by Mortgagee. Mortgagor agrees that, without the written consent of Mortgagee, Mortgagor will not remove or permit to be removed from the Premises any of the Collateral except that so long as the Mortgagor is not in default hereunder, Mortgagor shall be permitted to sell or otherwise dispose of the Collateral, when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation of the Premises, upon replacing the same or substituting for the same other Collateral at least equal in value to the initial value of that disposed of and in such a manner so that said Collateral shall be subject to the security interest created hereby, and so that the security interest of Mortgagee shall be first in priority, it being expressly understood and agreed that all replacements of the Collateral and any additions to the Collateral shall be and become immediately subject to the security interest of this Mortgage and covered hereby. Mortgagor shall, from time to time, on request of Mortgagee, deliver to Mortgagee an inventory of the Collateral in reasonable detail. Mortgagor covenants and represents that all Collateral, and all replacements thereof, substitutions therefor or additions thereto, unless Mortgagee otherwise consents, now are and will be free and clear of liens (other than the lien of taxes not yet due or payable), encumbrances or security interests of others. Mortgagor shall, upon demand execute and deliver to Mortgagee such financing statements and other documents in form satisfactory to Mortgagee, and will do all such acts and things as Mortgagee may at any time, or from time to time, reasonably request or as may be necessary or appropriate to establish and maintain a first perfected security interest in the Deposits and Collateral, subject to no liens (other than the lien of taxes not yet due or payable), encumbrances, or security interests of others.

This Mortgage also constitutes a financing statement for the purpose of the UCC and shall constitute a “fixture filing” under such statutes and shall be filed in the real estate records of the County in which the Land is located. For such purpose the name and address of the debtor and the secured party are as set forth below:

Name of Debtor:	IIT Tampa – 4410 Eagle Falls Place LLC

Debtor’s Mailing
Address:	IIT Tampa – 4410 Eagle Falls Place LLC
c/o Industrial Income Trust Inc.
518 17th Street, Suite 1700
Denver, Colorado 80202
Attention: Ms. Lainie P. Minnick

Debtor’s Organizational	M11000000029
Number:

Address of Property:	4410 Eagle Falls Place, Tampa,
Hillsborough County, Florida 33619

Name of Secured Party:	ING USA Annuity and Life Insurance Company

Address of Secured
Party:	ING USA Annuity and Life Insurance Company
c/o ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 30327-4349
Attention: Real Estate Law Department

This financing statement covers the Collateral. Some of the items or types of property comprising the Collateral are or are to become fixtures on the real property described in this Mortgage. Mortgagor is the record owner of the real property described herein upon which the foregoing fixtures and other items and types of property are located.

Mortgagor hereby represents and warrants to Mortgagee, and covenants and agrees with Mortgagee as follows:

(a) Mortgagor shall not merge or consolidate into, or transfer any of the Collateral to, any other entity or person without the prior written consent of the Mortgagee.

(b) Mortgagor shall not change its name unless it has given Mortgagee sixty (60) days prior written notice thereof and executed and authorized at the request of Mortgagee, such additional financing statements to be filed in such jurisdiction as the Mortgagee may deem necessary or desirable in its sole discretion.

(c) It shall be an Event of Default hereunder if any amendment to or termination of a financing statement naming the Mortgagor as debtor and the Mortgagee as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than the Mortgagee or its counsel without the prior written consent of the Mortgagee.

(d) Mortgagor hereby authorizes the Mortgagee, its counsel or its representative, at any time and from time to time, to file financing statements and amendments that describe the collateral covered by such financing statements in such jurisdictions as the Mortgagee may deem necessary or desirable in order to perfect the security interest granted by the Mortgagor under this security agreement.

30. Due on Sale or Further Encumbrance.

(a) If, without the Mortgagee’s prior written consent, (i) the Premises or any part thereof (except for transfers of personal property in the ordinary course of business in connection with repair or replacement) or any interest in the Premises or the Mortgagor is sold or conveyed; (ii) title to the Premises or any interest therein is divested; (iii) the Premises or any ownership interest in the Mortgagor is further encumbered or pledged (other than the First Mortgage); (iv) any Lease which gives the lessee any option to purchase the Premises or any part thereof is entered into, or, (v) without limiting the generality of clause (i) above, the ownership of shares of the Mortgagor, if a corporation, or of any corporate general partner of Mortgagor, if a partnership, or the general partnership interests in any partnership which is a general partner of Mortgagor, or any membership interest in a Mortgagor which is a limited liability company, or any beneficial or fiduciary interest in any Mortgagor which is a trust or trustee, is sold or conveyed, the Mortgagee shall at its sole discretion be entitled to accelerate the Guaranteed Obligations and declare the then unpaid principal balance and all accrued interests and other sums due and payable under the Affiliate Notes due and payable and exercise all remedies available to Mortgagee under the Loan Documents. The Mortgagor understands that the present ownership of the Premises and Improvements will be a material inducement to Mortgagee in the making of the Loan. Any consent by Mortgagee to a change in ownership or to a change in the composition of the Mortgagor may be conditioned upon payment of a transfer fee equal to three quarters of one percent (.75%) of the then outstanding principal balance of the Mortgagor Note (being the same transfer fee as required in the First Mortgage) for processing such request for consent, upon an increase in the rate of interest on the unpaid balance of the Mortgagor Note to a then-current market rate, and/or other terms and conditions as Mortgagee may impose in its sole discretion.

(b) Notwithstanding the foregoing subparagraph (a), Mortgagee will permit one transfer of the Premises, provided: (i) the transferee or a guarantor has a financial and credit standing and management expertise acceptable to Mortgagee with a net worth of not less than Thirty Million and No/100 Dollars ($30,000,000.00); (ii) assumption documents in form and substance satisfactory to Mortgagee are executed by the transferee; (iii) Mortgagee is paid a transfer fee equal to three quarters of one percent (.75%) of the then outstanding principal balance of the Mortgagor Note (being the same transfer fee as required in the First Mortgage); (iv) Mortgagor reimburses Mortgagee all fees and expenses associated with the transfer including legal fees; (v) Mortgagee receives an endorsement to the Mortgagee’s title policy, in form and substance acceptable to Mortgagee; and (vi) at Mortgagee’s option, Mortgagee receives opinions of counsel, and Mortgagor and transferee authorization documents, in form and substance acceptable to Mortgagee. Further, Mortgagee, in its sole judgment and discretion, may require individuals specifically named by Mortgagee to deliver to Mortgagee an Environmental Indemnification Agreement on Mortgagee’s standard form. The rights granted to Mortgagor in this subparagraph (b) are personal to Mortgagor, shall be extinguished after the exercise thereof, and shall not inure to the benefit of any subsequent transferee. Such transfer and assumption will not, however, release the Mortgagor or any guarantors from any liability to the Mortgagee without the prior written consent of Mortgagee, which consent may be given or withheld in Mortgagee’s sole discretion, but if given, may be conditioned upon, without limitation, the execution of new guaranties from principals of the transferee as Mortgagee deems necessary, execution by the principals of the transferee of Mortgagee’s standard Environmental Indemnification Agreement and such other requirements as Mortgagee may deem appropriate in its discretion. If a release is permitted pursuant to the foregoing, any released party (whether Mortgagor, Industrial Income Operating Partnership LP, a Delaware limited partnership (“Guarantor”) or both) shall likewise be released from such party’s obligations under the Environmental Indemnification Agreement of even date herewith in connection with the Premises upon receipt by Mortgagee of an updated Phase I environmental site assessment acceptable in form and substance to Mortgagee in its reasonable discretion. The cost of such Phase I shall be borne by Mortgagor.

(c) i. Definitions. For purposes of this Mortgage, the following terms shall have the indicated meanings set forth below:

“Person” shall mean any individual, partnership, limited partnership, limited liability company, firm, corporation, association, joint venture, trust or other entity or any government or political subdivision or agency, department or instrumentality thereof.

“Restricted Party” shall mean each of (i) Mortgagor, (ii) Guarantor, and (iii) any shareholder, partner, member or member manager holding twenty percent (20%) or more of a direct or indirect interest in Mortgagor or Guarantor.

“Transfer” shall mean any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise (but excluding Leases).

(ii) Property Transfers.

(A) Prohibited Property Transfers. Except as otherwise permitted in this Mortgage, Mortgagor shall not cause or permit any Transfer of all or any part of or any legal or beneficial interest in the Premises or the Collateral (collectively, a “Prohibited Property Transfer”), including, without limitation, (1) a Lease of all or a material part of the Premises for any purpose other than actual occupancy by a space tenant; (2) the Transfer of all or any part of Mortgagor’s right, title and interest in and to any Leases or payments; and (3) any transfer prohibited by the terms of Paragraph 30(a).

(B) Permitted Property Transfers. Notwithstanding the foregoing, none of the following Transfers shall be deemed to be a Prohibited Property Transfer: (1) a Transfer which is expressly permitted under this Mortgage; (2) a Lease which is permitted under the terms of the Loan Documents; (3) the sale of inventory in the ordinary course of business; and (4) the transfer of the Premises from Mortgagor to an affiliate of Mortgagor (an “Affiliate Transfer”) that is owned and controlled in substantially the same manner as Mortgagor is owned and controlled on the date of Transfer and with the equivalent or better financial condition than that of Mortgagor (“Affiliate Transferee”) provided that (u) at Mortgagee’s option, Mortgagee receives opinions of counsel, and Mortgagor and Affiliate Transferee authorization documents, in form and substance acceptable to Mortgagee, (v) Mortgagee receives an endorsement (or new policy(ies) if an endorsement is not available) to Mortgagee’s mortgagee policy(ies), in form and substance satisfactory to Mortgagee, (w) the organizational documents of the Affiliate Transferee are substantially similar to the organizational documents of Mortgagor (x) assumption documentation reasonably required by Mortgagee is executed (including without limitation, a re-affirmation by Guarantor), (y) no Event of Default shall have occurred and is continuing, and (z) Mortgagor pays all of Mortgagee’s reasonable out of pocket costs and expenses associated with Mortgagee’s review and documentation of the Transfer.

(iii) Equity Transfers.

(A) Prohibited Equity Transfers. Except as may be permitted under this Mortgage, Mortgagor shall not cause or permit any Transfer of any direct or indirect legal or beneficial interest in a Restricted Party (collectively, a “Prohibited Equity Transfer”).

(B) Permitted Equity Transfers. Notwithstanding the foregoing, none of the following shall be deemed Prohibited Equity Transfers (and each shall be permitted hereunder without the consent of Mortgagee), provided, no Event of Default shall have occurred and is continuing, assumption documentation (if deemed necessary by Mortgagee) reasonably required by Mortgagee is executed (including without limitation, a re-affirmation by Guarantor), and Mortgagor pays all of Mortgagee’s reasonable out of pocket costs and expenses associated with Mortgagee’s review and documentation of the Transfer:

(1) a Transfer by holders of direct interests in Mortgagor (each an “Interest Holder”) as of the date of the Transfer to another person or entity who is not an Interest Holder, provided, however, that (y) after taking into account any prior Transfers pursuant to this sentence, whether to the proposed transferee or otherwise, no such Transfer (or series of Transfers) shall result in a change of Control (as hereinafter defined) of Mortgagor, and (z) Mortgagor shall give Mortgagee notice of such Transfer together with copies of all instruments effecting such Transfer reasonably requested by Mortgagee, not less than thirty (30) days after the date of such Transfer;

(2) any Transfer, sale, assignment or issuance, from time to time, of any interests in Mortgagor held, directly or indirectly, by Industrial Income Trust Inc., a Maryland corporation (“IIT”), or Guarantor, provided, however, that IIT and Guarantor shall continue to Control (as defined in clause (ii) in the definition of Control) directly or indirectly, the Mortgagor on the date of such Transfer; or

(3)(x) any Transfer, sale, assignment, or issuance from time to time, of interests in IIT or Guarantor, including, without limitation, by operation of law resulting from the merger, consolidation, or non-bankruptcy reorganization, of IIT or Guarantor, (y) the listing of the securities in IIT or Guarantor on a national securities exchange, or (z) the conversion of IIT or Guarantor into an “open end fund”; provided, however, that, to the extent that any Transfer under subsection (x) above, results in a change in Control of IIT or Guarantor, as applicable, then Mortgagor must satisfy each of the applicable conditions relating to an assumption of the Loan by a new transferee pursuant to the second paragraph of Paragraph 30(b).

For purposes of this Paragraph 30(c), “Control” or “Controlling” means, with respect to any Person, either (i) ownership, directly or indirectly, of greater than fifty percent (50%) of all equity interests in such Person, or (ii) the ownership, directly or indirectly, of at least twenty percent (20%) of all equity interests in such Person and possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

No transfer or assumption fee shall be required (separate and apart from the reasonable out-of-pocket costs and expenses described hereinabove) in connection with any Permitted Property Transfer or Permitted Equity Transfer so long as Mortgagee receives written notice at least thirty (30) days prior to such Transfer (unless another time frame is permitted hereinabove) and Mortgagor and Guarantor otherwise comply with the terms set forth herein applicable to such Transfer.

All Transfers permitted under this Paragraph 30 shall be subject to Section 3.06 of the Loan Agreement.

(d) Notwithstanding the foregoing subparagraph (a) and any other applicable provisions of the Loan Documents to the contrary, Mortgagor may encumber the Premises with a sole additional mortgage, subordinate in every respect to the lien and interest of this Mortgage, for the purpose of securing secondary indebtedness (the “Subordinate Financing”), provided that:

(i) the subordinate mortgage, the documentation for the Subordinate Financing, and the form and terms of the Subordinate Financing are satisfactory in all respects to Mortgagee;

(ii) all such documentation as Mortgagee may reasonably require shall be submitted to Mortgagee including, but not limited to, operating statements of the Pooled Properties (as defined in the Loan Agreement) for the previous twelve (12) months and a pro forma operating statement for the current Loan Year (a “Loan Year” is a period of twelve consecutive months commencing on the date hereof if it is the first of the month and otherwise commencing on the first day of the month immediately following the date hereof, and the first Loan Year shall include the period, if any, between the date hereof and the commencement date of the first Loan Year), and a then - current MAI appraisal of the Pooled Properties, provided at Mortgagor’s expense, by an appraiser approved by Mortgagee;

(iii) the Net Operating Income (for the purpose of this subparagraph, “Net Operating Income” shall mean gross cash operating receipts from the Pooled Properties less normal and customary operating expenses incurred in the operation, management, and maintenance of the Pooled Properties) shall not be less than one hundred thirty percent (130%) of the combined aggregate of the Guaranteed Obligations, the Indebtedness (as defined in the Mortgagor Note) and Subordinate Financing debt service payments (the Subordinate Financing must begin amortizing upon funding);

(iv) the total of the outstanding principal balance of the Guaranteed Obligations, the Indebtedness (as defined in the Mortgagor Note) and the Subordinate Financing does not exceed seventy-five percent (75%) of the value of the Pooled Properties as established by a then-current MAI appraisal;

(v) The mortgagee of the mortgage securing the Subordinate Financing shall expressly acknowledge the priority of the debt, liens and security interests of the Guaranteed Obligations and the Affiliate Loans and agree to provide Mortgagee with written notice of any default under the Subordinate Financing in a subordination agreement in form and substance satisfactory to Mortgagee. Mortgagor shall pay any fees, costs or expenses, including reasonable attorneys’ fees, incurred by Mortgagee in connection with the Subordinate Financing;

(vi) Any default under the Subordinate Financing shall at Mortgagee’s option constitute an Event of Default under this Mortgage and the other Loan Documents;

(vii) If previously waived, Mortgagee shall have the right to reinstate escrow payments for taxes and insurance premiums;

(viii) No Event of Default exists;

(ix) The mortgagee of the mortgage securing the Subordinate Financing shall execute such subordination documentation as required by Mortgagee any time the Property Release Privilege (as hereinafter defined) or substitution provision as described in Section 3.08 of the Loan Agreement is exercised by Mortgagor and/or Affiliate (as defined in the Loan Agreement) to subordinate the Subordinate Financing to such modification or amendments to the Loan or Affiliate Loans resulting from such exercise; and

(x) All Leases shall be superior to the Subordinate Financing documents and instruments unless otherwise agreed in writing by Mortgagee.

(xi) The lien and interest of this Mortgage shall also secure any future advances of Mortgagee to pay real estate taxes pertaining to the Premises, insurance premiums pertaining to the Premises or to maintain, repair, protect or preserve the Premises, and any Subordinate Financing shall be subject and subordinate to such future advances.

31. Environmental Matters; Notice; Indemnity. Mortgagor covenants and agrees as follows:

(a) For purposes of this Mortgage, the following definitions shall apply:

(i) The term “Environmental Law” means and includes any applicable federal, state or local law, statute, regulation or ordinance pertaining to health, industrial hygiene or the environmental or ecological conditions on, under or about the Premises, including without limitation each of the following (and their respective successor provisions): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. sections 9601 et seq. (“CERCLA”); the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. sections 6901 et seq. (“RCRA”); the Federal Hazardous Materials Transportation Act, as amended, 49 U.S.C. sections 1801 et seq.; the Toxic Substance Control Act, as amended, 15 U.S.C. sections 2601 et seq.; the Clean Air Act, as amended, 42 U.S.C. sections 1857 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. sections 1251 et seq.; and the rules, regulations and ordinances of the U.S. Environmental Protection Agency and of all other federal, state, county and municipal agencies, boards, commissions and other governmental bodies and officers having jurisdiction over the Premises or the use or operation of the Premises.

(ii) The term “Hazardous Substance” means and includes: (1) those substances included within the definitions of “hazardous substances”, “hazardous materials”, “hazardous waste”, “pollutants”, “toxic substances” or “solid waste” in any Environmental Law; (2) those substances listed in the U.S. Department of Transportation Table or amendments thereto (49 CFR 172.101) or by the U.S. Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and any amendments thereto); (3) those other substances, materials and wastes which are or become, regulated under any applicable federal, state or local law, regulation or ordinance or by any federal, state or local governmental agency, board, commission or other governmental body, or which are or become classified as hazardous or toxic by any such law, regulation or ordinance; and (4) any material, waste or substance which is any of the following: (A) asbestos; (B) polychlorinated biphenyl; (C) designated or listed as a “hazardous substance” pursuant to section 311 or section 307 of the Clean Water Act (33 U.S.C. sections 1251 et seq.); (D) explosive; (E) radioactive; (F) a petroleum product; (G) infectious waste; or (H) mold or other similar fungal growth. As used herein, the term “mold or other similar fungal growth” shall mean and include mycotoxin producing molds in amounts sufficient to create a health risk to humans. Notwithstanding anything to the contrary herein, the term “Hazardous Substance” shall not include commercially sold products otherwise within the definition of the term “Hazardous Substance”, but (X) which are used or disposed of by Mortgagor or used or sold by tenants of the Premises in the ordinary course of their respective businesses, (Y) the presence of which product is not prohibited by applicable Environmental Law, and (Z) the use and disposal of which are in all respects in accordance with applicable Environmental Law.

(iii) The term “Enforcement or Remedial Action” means and includes any action taken by any person or entity in an attempt or asserted attempt to enforce, to achieve compliance with, or to collect or impose assessments, penalties, fines, or other sanctions provided by, any Environmental Law.

(iv) The term “Environmental Liability” means and includes any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage (including consequential damage), injury, judgment, assessment, penalty, fine, cost of Enforcement or Remedial Action, or any other cost or expense whatsoever, including actual, reasonable attorneys’ fees and disbursements, resulting from or arising out of the violation or alleged violation of any Environmental Law, any Enforcement or Remedial Action, or any alleged exposure of any person or property to any Hazardous Substance.

(b) Other than as disclosed in the third party reports delivered to Mortgagee in connection with the Loan and/or to the best of Mortgagor’s knowledge, Mortgagor, its successors and assigns, after reasonable inquiry, covenants, warrants and represents that:

(i) No Hazardous Substances have been or shall be discharged, disbursed, released, stored, treated, generated, disposed of, or threatened to be injected, emptied, poured, leached, or spilled on or from the Premises.

(ii) No asbestos or asbestos-containing materials have been or will be installed, used, incorporated into, placed on, or disposed of on the Premises.

(iii) No polychlorinated biphenyls (“PCBs”) are or will be located on or in the Premises, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device.

(iv) No underground storage tanks are or will be located on the Premises or were located on the Premises and subsequently removed or filled.

(v) No investigation, administrative order, consent order and agreement, litigation, settlement, lien or encumbrance with respect to Hazardous Substances is proposed, threatened, anticipated or in existence with respect to the Premises.

(vi) The Premises and Mortgagor’s operations at the Premises are in compliance with all applicable Environmental Laws including without limitation any, federal, state and local statutes, laws and regulations. No notice has been served on Mortgagor, or any subsidiary of Mortgagor, from any entity, government body, or individual claiming any violation of any law, regulation, ordinance or code, or requiring compliance with any law, regulation, ordinance or code, or demanding payment or contribution for environmental damage or injury to natural resources. Copies of any such notices received subsequent to the date hereof shall be forwarded to Mortgagee within three (3) Business Days of their receipt.

(vii) There has been no release or threat of release of any Hazardous Substances from any property adjoining or in the immediate vicinity of the Premises.

(viii) No portion of the Premises is a wetland or other water of the United States subject to jurisdiction under Section 404 of the Clean Water Act

(33 U.S.C. § 1344) or any comparable state statute or local ordinance or regulation defining or protecting wetlands or other special aquatic areas.

(ix) There are no concentrations of radon or other radioactive gases or materials in any buildings or structures on the Premises that exceed background ambient air levels.

(x) There have been no complaints of illness or sickness alleged to result from conditions inside any buildings or structures on the Premises.

(c) Mortgagor will give prompt written notice to Mortgagee of:

(i) any proceeding, written investigation or inquiry commenced by any governmental authority with respect to the presence of any Hazardous Substance on, under or about the Premises or the migration thereof to or from adjoining property;

(ii) all claims made in writing by any individual or entity against Mortgagor or the Premises relating to any loss or injury allegedly resulting from any Hazardous Substance; and

(iii) the discovery by Mortgagor of any occurrence or condition on any real property adjoining the Premises which might cause the Premises or any part thereof to be subject to any restriction on the ownership, occupancy, transferability or use of the Premises under any Environmental Law.

(d) Mortgagee shall have the right and privilege to: (i) join in and participate in, as a party if it so elects, any one or more legal proceedings or actions initiated with respect to the Premises; and to (ii) have all costs and expenses thereof (including without limitation Mortgagee’s reasonable attorneys’ fees and costs) paid by Mortgagor.

(e) Mortgagor agrees to protect, defend, indemnify and hold harmless Mortgagee, its directors, officers, employees, agents, licensees, invitees, participants, successors and assigns, from and against any Environmental Liability and any and all claims, demands, judgments, settlements, damages, actions, causes of action, injuries, administrative orders, consent agreements and orders, liabilities, penalties, costs, including but not limited to any cleanup costs, remediation costs and response costs, and all expenses of any kind whatsoever including reasonable attorneys’ fees and expenses, including but not limited to those arising out of loss of life, injury to persons, property or business or damage to natural resources actually incurred by Mortgagee related or arising from any past or present activities of Mortgagor, its predecessors in interest, third parties who have trespassed on the Premises, or parties in a contractual relationship with Mortgagor, and any of them on or adjacent to the Premises in violation of Environmental Law, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Mortgagee (other than Mortgagee’s gross negligence or willful misconduct), the foregoing being collectively referred to as “Claims”, which:

(i) arise out of the actual, alleged or threatened migration, spill, leaching, pouring, emptying, injection, discharge, dispersal, release, storage, treatment, generation, disposal or escape of any Hazardous Substances onto or from the Premises; or

(ii) actually or allegedly arise out of, in connection with the Premises, the use, specification or inclusion of any product, material or process containing Hazardous Substances, the failure to detect the existence or proportion of Hazardous Substances in the soil, air, surface water or ground water, or the performance of or failure to perform the abatement of any Hazardous Substances source or the replacement or removal of any soil, water, surface water or ground water containing any Hazardous Substances in violation of Environmental Law; or

(iii) arise out of the breach of any covenant, warranty or representation contained in any statement or other information given by Mortgagor to Mortgagee relating to environmental matters; or

(iv) arise out of any Enforcement or Remedial Action or any judicial or administrative action brought pursuant to any Environmental Law or any similar state law that relates to the Premises or any similar state law that relates to the Premises.

Mortgagor, its successors and assigns, shall bear, pay and discharge when and as the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against Mortgagee described in this subparagraph (e), shall hold Mortgagee harmless for those judgments or claims, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth in this subparagraph (e).

Mortgagor’s indemnifications and representations made herein shall survive any termination or expiration of the documents evidencing or securing the Affiliate Loans and/or the repayment of the indebtedness evidenced by the Guaranty, including, but not limited to, any foreclosure on this Mortgage or acceptance of a deed in lieu of foreclosure. Notwithstanding anything contained herein to the contrary, Mortgagor’s indemnifications and representations shall not extend to Hazardous Substances which first originate on the Premises subsequent to Mortgagee’s (or any nominee’s of Mortgagee or third party purchaser’s) succession to title by virtue of a foreclosure or acceptance of a deed in lieu of foreclosure.

(f) If any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the “Remedial Work”) is reasonably desirable (in the case of an operation and maintenance program or similar monitoring or preventative programs) or necessary, both as determined by an independent environmental consultant selected by Mortgagee under any applicable federal, state or local law, regulation or ordinance, or under any judicial or administrative order or judgment, or by any governmental person, board, commission or agency, because of or in connection with the current or future presence, suspected presence, release or suspected release of a Hazardous Substance into the air, soil, groundwater, or surface water at, on, about, under or within the Premises or any portion thereof, Mortgagor shall within thirty (30) days after written demand by Mortgagee for the performance (or within such shorter time as may be required under applicable law, regulation, ordinance, order or agreement), commence and thereafter diligently prosecute to completion all such Remedial Work to the extent required by law. All Remedial Work shall be performed by contractors approved in advance by Mortgagee (which approval in each case shall not be unreasonably withheld or delayed) and under the supervision of a consulting engineer approved in advance by Mortgagee. Notwithstanding the foregoing, Mortgagor shall not be required to undertake the Remedial Work during the pendency of any appeal of any governmental entity’s efforts to impose such investigative, remedial or other response obligations on Mortgagor; provided (i) Mortgagor has obtained Mortgagee’s prior written consent for the filing of any such appeal, which consent shall not be unreasonably withheld, and (ii) any delay in performing such obligations shall not cause any material worsening of such Environmental Liability. Mortgagee’s prior approval shall not be required, however, if the presence or threatened presence of Hazardous Substances on, under or about the Premises poses an immediate threat to the health, safety or welfare of any person or is of such a nature that an immediate remedial response is necessary, in such event, Mortgagor shall notify Mortgagee as soon as practicable of any action taken. All costs and expenses of such Remedial Work (including without limitation the reasonable fees and expenses of Mortgagee’s counsel) incurred in connection with monitoring or review of the Remedial Work shall be paid by Mortgagor. If Mortgagor shall fail or neglect to timely commence or cause to be commenced, or shall fail to diligently prosecute to completion, such Remedial Work, Mortgagee may (but shall not be required to) cause such Remedial Work to be performed; and all costs and expenses thereof, or incurred in connection therewith (including, without limitation, the reasonable fees and expenses of Mortgagee’s counsel), shall be paid by Mortgagor to Mortgagee forthwith after demand and shall be a part of the Guaranteed Obligations.

32. Captions. The captions or headings preceding the text of the paragraphs or subparagraphs of this Mortgage are inserted only for convenience of reference and shall not constitute a part of this Mortgage, nor shall they in any way affect its meaning, construction or effect.

33. No Waiver; Modifications in Writing. No failure or delay on the part of Mortgagee in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. No amendment, modification, supplement, termination or waiver of or to any provision of this Mortgage, nor consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the party to be charged with the enforcement thereof. Any amendment, modification or supplement of or to any provision of this Mortgage, any waiver of any provision of this Mortgage, and any consent to any departure from the terms of any provision of this Mortgage, shall be effective only in the specific instance and for the specific purpose for which made or given.

34. Relationship. Mortgagee is only a lender under the Loan Documents, and nothing contained in this Mortgage or the other Loan Documents and no action taken by the parties pursuant hereto shall be deemed to constitute the Mortgagee and any other of the parties to any of the Loan Documents a partnership, an association, a joint venture or other entity, nor constitute Mortgagee as a fiduciary for any of the parties.

35. Governing Law. This Mortgage shall be governed by the laws (excluding conflicts of laws rules) of the State of Florida.

36. Time of Essence. Time is of the essence in the performance by the parties of this Mortgage.

37. Construction. Mortgagor has been represented by its own counsel in this transaction, and this Mortgage shall not be construed more strongly against any party regardless of who was more responsible for its preparation.

38. Gender; Number; Terms. Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine or neuter gender, according to the context. The use of the words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” shall refer to this entire Mortgage and not to any particular section, paragraph or provision. The term “person” and words importing persons as used in this Mortgage shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations, limited liability companies, and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.

39. Integration. This Mortgage, together with the other Loan Documents and the certain Environmental Indemnification Agreement executed by Mortgagor, constitute the entire agreement between the parties hereto pertaining to the subject matters hereof and thereof and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matters hereof and thereof.

40. General Indemnification.

(a) Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties (defined below) from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Premises or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (ii) any use, nonuse or condition in, on or about the Premises or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof; (iv) any failure of the Premises to be in compliance with any applicable laws; (v) any and all claims, demands or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; or (vi) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the Guaranty or this Mortgage. Any amounts payable to Mortgagee by reason of the application of this Paragraph shall become immediately due and payable and shall bear interest at the Default Rate (as defined in the Affiliate Notes) from the date loss or damage is sustained by Mortgagee until paid. The term “Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to attorneys’ fees and other costs of defense) except to the extent arising from the gross negligence or willful misconduct of any of the Indemnified Parties. The term “Indemnified Parties” shall mean (i) Mortgagee, (ii) any prior owner or holder of the Affiliate Notes, (iii) any servicer or prior servicer of the Affiliate Loans, (iv) any participant or any prior participant in any portion of the Affiliate Loans, (v) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Affiliate Loans for the benefit of any participant or other third party, (vi) any receiver or other fiduciary appointed in a foreclosure or other collection proceeding, (vii) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates or subsidiaries of any and all of the foregoing, and (viii) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties’ assets and business), in all cases whether during the term of the Affiliate Loans or as part of or following a foreclosure of the Affiliate Loans.

(b) Upon written request by any Indemnified Party, Mortgagor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of the Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Mortgagor shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

(c) Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Mortgage, the Guaranty or any of the other Loan Documents (not including any income taxes).

41. Miscellaneous.

(a) This Mortgage and all provisions hereof shall extend to and be binding upon Mortgagor and its heirs, successors, grantees and assigns, any subsequent owner or owners of the Premises and all persons claiming under or through Mortgagor (but this clause shall not be construed as constituting the consent by Mortgagee to the transfer of any interest in the Premises), and the word “Mortgagor” when used herein shall include any such person and all persons liable for the payment of the Guaranteed Obligations or any part thereof, whether or not such persons shall have executed the Guaranty or this Mortgage. The word “Mortgagee”, when used herein, shall include the successors and assigns of Mortgagee, and the holder or holders, from time to time, of the Guaranty secured hereby. In addition, in the event Mortgagor is a land trust or similar entity, the term “Mortgagor” as used herein shall include the beneficiary or beneficiaries of such land trust or similar entity.

(b) In the event one or more of the provisions contained in this Mortgage or the Guaranty secured hereby, or in any other security documents given to secure the payment of the Guaranty secured hereby, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

(c) The Mortgagor will, from time to time, upon ten (10) Business Days’ prior written request from Mortgagee, make, execute, acknowledge and deliver to Mortgagee such supplemental mortgages/deeds of trust/deeds to secure debt, certificates and other documents, including without limitation UCC financing statements, as may be necessary for better assuring and confirming unto Mortgagee any of the Premises, or for more particularly identifying and describing the Premises, or to preserve or protect the priority of this Mortgage lien, and generally do and perform such other acts and things and execute and deliver such other instruments and documents as may reasonably be deemed necessary or advisable by Mortgagee to carry out the intentions of this Mortgage.

(d) Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Similarly, except for appurtenant easements which are insured in Mortgagee’s title insurance policy insuring this Mortgage, no building or other Improvement on the Premises shall rely on any premises not subject to the lien of this Mortgage or any interest therein to fulfill any governmental or municipal requirement. Mortgagor shall not by act or omission impair the integrity of the Premises as a single zoning lot separate and apart from all other premises. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this Paragraph shall be void.

(e) Mortgagor will, from time to time, upon ten (10) Business Days’ prior written request by Mortgagee, execute, acknowledge and deliver to Mortgagee, a certificate stating that this Mortgage is unmodified and in full force and effect (or, if there have been modifications, that this Mortgage is in full force and effect as modified and setting forth such modifications) and stating the amounts then due, if any, under the Guaranty. The estoppel certificate from Mortgagor shall also state to the best knowledge of Mortgagor whether any offsets or defenses to the Guaranteed Obligations exist and if so shall identify them.

(f) The Affiliate Notes secured by the Guaranty include provisions for the assessment of a Late Charge, as defined therein. Said Late Charge shall be secured hereby as Guaranteed Obligations, as that term is used herein.

(g) Mortgagee shall have the right and option to exercise the power of sale or to commence a civil action to foreclose this Mortgage and to obtain a decree of foreclosure. The failure to join any tenant or tenants as party defendant or defendants in any such civil action or the failure of any decree of foreclosure and sale to foreclose their rights shall not be asserted by Mortgagor as a defense in any civil action instituted to collect the Guaranteed Obligations, or any part thereof, or any deficiency remaining unpaid after foreclosure and sale of the Premises, any statute or rule of law at any time existing to the contrary notwithstanding.

(h) At the option of Mortgagee, this Mortgage shall become, subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any award in condemnation) to any one or more, or to all, Leases upon the execution by Mortgagee and recording or registration thereof, at any time hereafter, in the Office of the Recorder in and for the county wherein the Premises are situated, or such other office as determined by Mortgagee, of a unilateral declaration to that effect.

(i) In the event that maturity of the Guaranteed Obligations is accelerated by Mortgagee because of the occurrence of an Event of Default hereunder and a tender of payment is made by or on behalf of Mortgagor in the amount necessary to satisfy the Guaranteed Obligations at any time prior to judicial confirmation or other conclusion if confirmation is not required, of a foreclosure sale or sale under a power of sale, then such tender shall constitute a prepayment under the Guaranty and shall, to the extent specified in the Guaranty, require payment of the prepayment premium provided for in the Affiliate Notes.

(j) All agreements between Mortgagor and Mortgagee (including, without limitation, those contained in this Mortgage and the Guaranty) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Mortgagee exceed the highest lawful rate of interest permissible under the laws of the State of Florida. If, from any circumstances whatsoever, fulfillment of any provision hereof or the Guaranty or any other documents securing the Guaranteed Obligations at the time performance of such provision shall be due, shall involve the payment of interest exceeding the highest rate of interest permitted by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under the laws of the State of Florida; and if for any reason whatsoever Mortgagee shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the last maturing installment or installments of the principal indebtedness guaranteed by the Guaranty (whether or not then due and payable) and not to the payment of interest.

(k) Mortgagor covenants and agrees that it shall constitute an Event of Default hereunder if any of the proceeds of the Affiliate Loans will be used, or were used, as the case may be, for the purpose (whether immediate, incidental or ultimate) of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Board of Governors of the Federal Reserve System (12 CFR Part 221) or for the purpose of reducing or retiring any indebtedness which was originally incurred for any such purpose.

(l) Mortgagor shall exert its best efforts to include a “no lien” provision in any property management agreement hereafter entered into by Mortgagor or its beneficiary with a property manager for the Premises, whereby the property manager waives and releases any and all mechanics’ lien rights that he, or anyone claiming through or under such manager, may have. Such property management agreement containing such “no lien” provision or a short form thereof shall, at Mortgagee’s request, be recorded in the Public Records in and for the County wherein the Premises is situated, or such other office as reasonably requested by Mortgagee.

42. ERISA Representations and Warranties. Mortgagor hereby represents, warrants and agrees that as of the date hereof, either (a) investors in or owners of the Mortgagor which are (i) employee benefit plans as defined in Section 3(3) of the Employee Retirement

Income Security Act of 1974, as amended (“ERISA”), (ii) plans defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, and (iii) entities the assets of which are deemed to include plan assets pursuant to U.S. Department of Labor Regulation Section 2510.3-101 (the “Plan Asset Regulation”) (collectively, “Benefit Plan Investors”) in the aggregate do not hold twenty-five percent (25%) or more (directly or indirectly) of the value of any class of equity interest in the Mortgagor, or (b) the equity interests held by Benefit Plan Investors are publicly-offered securities (within the meaning of Department of Labor Regulation 2510.3-101(b)(2)). For purposes of this determination, the value of any equity interests held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Mortgagor or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or an affiliate (as defined in U.S. Department of Labor Regulation Section 2510.2-101(f)(3)) of such person, shall be disregarded. Mortgagor further represents, warrants and agrees that at all times during the term of the Affiliate Loans Mortgagor shall not be deemed to include plan assets. If at any time during the entire term of the Affiliate Loans any of the investors in or owners of Mortgagor shall include a Benefit Plan Investor, and the Plan Asset Regulation is implicated, Mortgagor shall as soon as reasonably possible following an investment by such Benefit Plan Investor provide Mortgagee with an opinion of counsel reasonably satisfactory to Mortgagee indicating that the assets of Mortgagor are not deemed to include plan assets pursuant to the Plan Asset Regulation. In lieu of such opinion, the Mortgagee may in its sole discretion accept such other assurances from Mortgagor as are necessary to satisfy Mortgagee in its sole discretion that the assets of Mortgagor are not deemed to include plan assets pursuant to the Plan Asset Regulation.

Mortgagor further represents, warrants and agrees that, during the term of the Affiliate Loans, a governmental plan, within the meaning of Section 3(32) of ERISA (a “Governmental Plan”), shall become an investor in or owner of Mortgagor, only if a determination has been made that such Governmental Plan’s investment in or ownership of Mortgagor should not constitute a nonexempt prohibited transaction under any applicable state law (for purposes of this Paragraph, a “Prohibited Transaction”) that (i) applies to the Governmental Plan and (ii) is similar to the prohibited transaction rules under Section 406 of ERISA. If such Governmental Plan’s investment in or ownership of Mortgagor nevertheless results in a nonexempt Prohibited Transaction that subjects Mortgagee to liability for such Prohibited Transaction, Mortgagor will promptly take appropriate action to correct such Prohibited Transaction and will reimburse Mortgagee for any penalty or tax Mortgagee is required to pay in connection therewith. Notwithstanding the foregoing, the breach by Mortgagor of the foregoing representation and warranty will not be an “Event of Default” under the Loan Documents unless such Governmental Plan’s investment in or ownership of Mortgagor is deemed by the applicable governmental authority to be a “Prohibited Transaction” that actually subjects Mortgagee to liability as a direct result thereof and Mortgagor shall have failed to correct the same pursuant to the terms of this Paragraph.

Mortgagor understands that the representations and warranties herein are a material inducement to Mortgagee to make the Affiliate Loans, without which Mortgagee would be unwilling to make the Affiliate Loans.

43. [INTENTIONALLY OMITTED]

44. Waivers and Agreements Regarding Remedies. To the full extent Mortgagor may do so, Mortgagor hereby waives and relinquishes the following:

(a) Marshaling, Etc. All rights to a marshaling of the assets of Mortgagor, including the Premises, or to a sale in inverse order of alienation in the event of foreclosure, and agrees not to assert any right under any law pertaining to the marshaling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Mortgagee under the terms of the Loan Documents to a sale of the Premises for the collection of the Guaranteed Obligations without any prior or different resort for collection, or the right of Mortgagee to the payment of the Guaranteed Obligations out of the proceeds of sale of the Premises in preference to every other claimant whatsoever.

(b) Rights and Remedies of Sureties. Any and all rights and remedies that Mortgagor may have or be able to assert by reason of the provisions of any laws pertaining to the rights and remedies of sureties.

Notwithstanding the personal liability of Mortgagor for the matters specifically set forth above, in no event shall any partner, member, shareholder, direct or indirect beneficial owners, officer, director or employee of Mortgagor, have any liability, personal or otherwise, to Mortgagee for such matters.

45. Additional Collateral.

(a) Mortgagor acknowledges and agrees that the Guaranteed Obligations and all other obligations hereunder (such Guaranteed Obligations and other obligations collectively called the “Obligations”) are secured by the Premises and various other collateral including, without limitation, at the time of execution of this Mortgage certain personal property of Mortgagor and other parties described in the Loan Documents. The Mortgagor specifically acknowledges and agrees that the Premises, in and of itself, if foreclosed or realized upon may not be sufficient to satisfy the outstanding amount of the Obligations. Accordingly, Mortgagor acknowledges that, to the fullest extent permitted by applicable law, it is in the Mortgagor’s contemplation that the other collateral pledged to secure the Obligations may be pursued by the Mortgagee in separate proceedings in the various states, counties and other countries where such collateral may be located and additionally that Mortgagor and other parties liable for payment of the Obligations will remain liable for any deficiency judgments in addition to any amounts the Mortgagee may realize on sales of other property or any other collateral given as security for the Obligations except as otherwise set forth in this Mortgage. Specifically, and without limitation of the foregoing, it is agreed that it is the intent of the parties hereto that in the event of a foreclosure of this Mortgage, the Obligations shall not be deemed merged into any judgment of foreclosure, but rather shall remain outstanding. It is the further intent and understanding of the parties that the Mortgagee, following an Event of Default, may, to the fullest extent permitted by applicable law, pursue all of its Collateral with the Obligations remaining outstanding and in full force and effect notwithstanding any judgment of foreclosure or any other judgment which the Mortgagee may obtain.

(b) Mortgagor acknowledges and agrees that the Premises and the other collateral which may from time to time be encumbered by the other Loan Documents may be located in more than one state, county or country and therefore Mortgagor, to the fullest extent permitted by applicable law, waives and relinquishes any and all rights it may have, whether at law or equity, to require the Mortgagee to proceed to enforce or exercise any rights, powers and remedies it may have under the Loan Documents in any particular manner, in any particular order, or in any particular state or other jurisdiction. Furthermore, Mortgagor acknowledges and agrees, to the fullest extent permitted by applicable law, that the Mortgagee shall be allowed to enforce payment and performance of the Obligations and to exercise all rights and powers provided under this Mortgage, or the other Loan Documents or under any provision of law, by one or more proceedings, (whether contemporaneous, consecutive or both) in any one or more states, counties or countries in which the security is located. To the fullest extent permitted by applicable law, neither the acceptance of this Mortgage or any Loan Document nor the enforcement in one state, county or country, whether by court action, power of sale, or otherwise, shall prejudice or in any way limit or preclude enforcement of such documents through one or more additional proceedings, in that state or in any other state, county or country.

(c) To the fullest extent permitted by applicable law, Mortgagor further agrees that any particular remedy or proceeding, including, without limitation, foreclosure through court action (in a state or federal court) or power of sale, may be brought and prosecuted in the local or federal courts of any one or more states as to all or any part of the Premises or the collateral encumbered by the Loan Documents, wherever located, without regard to the fact that any one or more prior or contemporaneous proceedings have been situated elsewhere with respect to the same or any other part of the Premises and the other collateral encumbered by the Loan Documents.

(d) To the fullest extent permitted by applicable law, Mortgagee may resort to any other security held by the Mortgagee for the payment of the Obligations in such order and manner as the Mortgagee may elect.

(e) To the fullest extent permitted by applicable law, notwithstanding anything contained herein to the contrary, Mortgagee shall be under no duty to Mortgagor or others, including, without limitation, the holder of any junior, senior or subordinate mortgage, deed of trust, or deed to secure debt on the Premises or any part thereof or on any other security held by Mortgagee, to exercise or exhaust all or any of the rights, powers and remedies available to Mortgagee.

46. Future Advances. This Mortgage is given to secure not only existing Guaranteed Obligations, but also such future advances, whether such advances are obligatory or are to be made at the option of the Mortgagee, or otherwise, as are made within twenty (20) years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The total amount of Guaranteed Obligations that may be so secured may decrease or increase from time to time, but the total unpaid principal balance so secured at one time shall not exceed $52,000,000.00, plus interest thereon, and any disbursements made for the payment of taxes, levies or insurance on the Premises, with interest on such disbursements.

47. Lien of this Mortgage. The words “lien of this Mortgage” or words of similar import shall mean the lien, security title and security interest created and conveyed by this Mortgage.

48. Premises Release Privilege. Mortgagor shall be permitted to obtain a release of the Premises from this Mortgage upon the terms and conditions set forth in Section 3.07 (“Property Release Privilege”) or Section 3.08 (“Substitution of Loan”) in the Loan Agreement. Notwithstanding anything to the contrary herein, any release of the Premises or interests therein permitted under the First Mortgage shall be deemed permitted hereunder without further consent of, or payment to, Mortgagee.

49. Limited Guaranties; Other Security Instruments; Cross-Default/ Cross-Collateralization. As provided for in the Loan Agreement, (i) Mortgagor and Affiliate Entities have executed and delivered those certain Limited Guaranties dated on or about the date hereof with respect to the Affiliate Loans, and (ii) Affiliate Entities have executed and delivered that certain Limited Guaranty dated on or about the date hereof with respect to the loan evidenced by the Mortgagor Note (such Limited Guaranties, together with all guaranties issued and accepted in substitution or exchange therefor, and as they may from time to time be modified, extended, renewed, consolidated, restated or replaced, are hereinafter sometimes collectively referred to as the “Affiliate Guaranties” and individually as an “Affiliate Guaranty”). The Affiliate Guaranties are secured by, among other things, those certain Deeds of Trust [or Mortgages, as applicable], Security Agreements, Financing Statements and Fixture Filings (Second Priority), Deeds to Secure Debt and Security Agreements (Second Priority), and Assignments of Rents and Leases (Second Priority) executed and delivered this date by each of the “guarantors” under such Affiliate Guaranties (collectively, such other Deeds of Trust [or Mortgages, as applicable], Security Agreements, Financing Statements and Fixture Filings (Second Priority), Deeds to Secure Debt and Security Agreements (Second Priority), and Assignments of Rents and Leases (Second Priority), together with any other instruments or agreements securing the duties, obligations, and covenants under the Affiliate Guaranties, as any of the same may from time to time be modified, extended, renewed, consolidated, restated or replaced, are hereinafter sometimes referred to as the “Other Security Instruments”).

Any breach, default, event of default or failure of performance (however denominated) under any of the Other Security Instruments or any other loan documents relating to the Affiliate Loans not cured within any applicable notice or cure period shall constitute and be an Event of Default under this Mortgage. Upon the occurrence of any Event of Default, Mortgagee may, at its option, exercise any one or more of the rights, powers, and remedies hereunder and under the Other Security Instruments (including, without limitation, any power of sale or other rights, powers, and remedies with respect to the foreclosure or other sale of the Premises hereunder or any “Premises” to which such Other Security Instruments relate), or any of them, either concurrently or independently, and in such other and further manner as Mortgagee may elect, and Mortgagee may apply the proceeds received therefrom to the Guaranteed Obligations or to any other indebtedness secured by the Other Security Instruments or in any other manner provided for in this Mortgage or the Other Security Instruments, as the case may be, or otherwise as may be provided at law or in equity, without waiving or affecting Mortgagee’s rights, powers, and remedies under this Mortgage or any such Other Security Instruments.

Mortgagee shall have the right to enforce this Mortgage and the Other Security Instruments, or any of them, in such order and at such time as Mortgagee shall in its sole discretion elect. Mortgagee shall not be required to enforce this Mortgage or foreclose against the Premises, or against any collateral other than the Premises given as security for the Guaranteed Obligations, as a condition to enforcing the Other Security Instruments or any of them with respect to the Guaranteed Obligations or otherwise, and if Mortgagee elects to foreclose this Mortgage, it may do so as to all or any part of the Premises without being required to enforce or foreclose this Mortgage or the Other Security Instruments, or any of them, as to all or any portions of the Premises or all or any portions of such other collateral or as to all or any part of any “Premises” under any Other Security Instruments or all or any portion of any other collateral given as security thereunder.

If Mortgagee shall be successful in foreclosing this Mortgage, and shall bid at a foreclosure sale, then only the amount of the successful bid shall be applied to reduce the Guaranteed Obligations, and all other amounts shall remain outstanding and shall be secured by and enforceable against other security provided under the Other Security Instruments. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosures or other proceedings against a portion of the Premises or against any other collateral securing the Guaranteed Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against any portion of the Premises or any such collateral, or shall have enforced any power of sale against any portion of the Premises or any such collateral, then, whether or not such proceedings are being maintained or judgments of sale were obtained in or outside the state in which this Mortgage is recorded, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Premises or any such other collateral, and Mortgagor expressly waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other rights, powers, and remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights, powers, or remedies hereunder nor the recovery of any judgment by Mortgagee or conduct of any sale in any such proceedings shall prejudice, limit or preclude Mortgagee’s right to commence or continue one or more foreclosures, sales or other proceedings or obtain a judgment against any other portion of the Premises or any other such collateral (either in or outside the state in which this Mortgage is recorded), and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any rights, powers, or remedies in such proceedings based upon any action or judgment connected to this Mortgage and other proceedings or any action under this Mortgage on such basis.

50. Compliance with Mortgage Foreclosure Law. In the event that any provision in this Mortgage shall be inconsistent with any provision of the statutes or common law of the State of Florida governing the foreclosure of this Mortgage (collectively, the “Foreclosure Laws”), the provisions of the Foreclosure Laws shall take precedence over the provisions of this Mortgage but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the Foreclosure Laws.

51. Subordination to First Mortgage. This Mortgage is junior and subordinate to the First Mortgage and the lien, interest, rights and privileges of Mortgagee thereunder. As to any matter requiring Mortgagor’s consent or approval, such consent or approval shall be deemed given to the extent the holder of the First Mortgage gives its consent or approval. Any actions permitted by the holder of the First Mortgage are deemed permitted by Mortgagee under this Mortgage.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. MORTGAGOR ACKNOWLEDGES AND AGREES THAT THERE ARE NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT AND NO SUCH OTHER TERMS AND PROVISIONS MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

Mortgagor acknowledges receipt of a copy of this instrument at the time of execution hereof.

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IN WITNESS WHEREOF, the Mortgagor has executed this instrument the day and year first above written.

IIT TAMPA – 4410 EAGLE FALLS PLACE LLC, a Delaware limited liability company

Signed, sealed and delivered in the presence of:	By:	IIT Real Estate Holdco LLC, a Delaware limited liability company, Sole Member

/s/ Lainie Minnick		By:	Industrial Income Operating Partnership LP, a Delaware limited partnership, Sole Member
Unofficial Witness Print Name: Lainie Minnick			By:	Industrial Income Trust Inc., a Maryland corporation, General Partner

/s/ Matt Breaux				By:	/s/ Thomas G. McGonagle
Unofficial Witness				Name:	Thomas G. McGonagle
Print Name: Matt Breaux				Title:	CFO

STATE OF COLORADO

COUNTY OF DENVER

The foregoing instrument was acknowledged before me this 25 day of January, 2011, by Thomas G. McGonagle, the CFO of Industrial Income Trust Inc., a Maryland corporation, the general partner of Industrial Income Operating Partnership LP, a Delaware limited partnership, the sole member of IIT Real Estate Holdco LLC, a Delaware limited liability company, the sole member of IIT TAMPA – 4410 EAGLE FALLS PLACE LLC, a Delaware limited liability company (the “Company”), who executed said instrument as such officer on behalf of the Company.

/s/ Rhonda Poelma
Notary Public, State of Colorado Type or Print Name: Rhonda Poelma My Commission Expires: August 5, 2013 [AFFIX NOTARIAL SEAL]